Exhibit 10.9

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of November 22, 2017, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), and ITTELLA INTERNATIONAL, INC.., a California corporation (“Borrower”), with reference to the following facts:

RECITALS

A.	Lender and Borrower are parties to a Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrower.

B.	Borrower has requested that Lender provide Borrower with a letter of credit facility.

C.	Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2.	Additional Guarantor. The definition of “Guarantor” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“Guarantor” and “Guarantors” mean(s) Salvatore Galletti, Deluna Investments, Inc. and each other Person that guarantees the payment and performance of any of the Obligations; provided, however, the guaranty of Salvatore Galletti shall be released by Lender if Borrower delivers a Compliance Certificate for the fiscal period ending on January 31, 2018 demonstrating as follows: (A) no Default or Event of Default has occurred, and (B) Borrower’s Fixed Charge Coverage Ratio is not less than 1.10 to 1.00.

3.	Facility Limit. The definition of “Revolving Facility Limit” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“Revolving Facility Limit” means $4,000,000 minus Letter of Credit Exposure.

4.	New Defined Terms. Section 1.1 of the Loan Agreement is hereby amended to and supplemented to add the following new defined terms:

“Deluna Property” means the real property commonly known as 1622 South Gaffey Street, San Pedro, California.

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“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit application, and any other document, agreement and instrument entered into by the Lender, the issuing bank and/or the Borrower or in favor of the issuing bank or Lender and relating to such Letter of Credit.

“L/C Fee” has the meaning given to it in Section 2.7.

“L/C Maximum Amount” means the lesser of:

(A) the greater of:

(i) €750,000, or

(ii) $900,000; or

(B) 50% of the appraised value of the Deluna Property.

“L/C Reimbursement Obligations” means all Obligations related to or arising out of the issuance of any Letters of Credit.

“Letters of Credit” has the meaning given to it in Section 2.7.

“Letter of Credit Exposure” means, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding pursuant hereto at such time, plus (ii) the aggregate amount of all drawings under such Letters of Credit for which the issuer has not been reimbursed.

Letter of Credit Facility. The Loan Agreement is hereby amended and supplemented to add a new Section 2.7 as follows:

Section 2.7 Letters of Credit.

(i) Provided no Default or Event of Default has occurred, at the request of Borrower, Lender may arrange for the issuance of letters of credit for the account of Borrower and guarantees of payment of such letters of credit, in each case in form and substance satisfactory to Lender in its sole discretion (each a “Letter of Credit” and collectively, “Letters of Credit”).

(ii) Borrower shall give Lender at least three (3) Business Days prior written notice requesting the issuance of any Letter of Credit, specifying the date such Letter of Credit is to be issued, identifying the beneficiary to which such Letter of Credit relates and describing the nature of the transactions proposed to be supported thereby.

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(iii) The aggregate face amount of all outstanding Letters of Credit from time to time shall not to exceed the lesser of:

(A) The Revolving Facility Limit minus all outstanding Revolving Loans; and

(B) the L/C Maximum Amount.

(iv) Borrower shall pay all bank charges for the issuance of Letters of Credit, together with the following fees (collectively, the “L/C Fee”):

(A) 1.00% of the face amount of each Letter of Credit on the issuance date of such Letter of Credit and each anniversary thereof; and

(B) a $400 processing fee on the issuance date of each Letter of Credit.

The L/C Fee shall be deemed to be fully earned and shall be due and payable in full upon the issuance of each Letter of Credit. Any advance by Lender under or in connection with a Letter of Credit shall constitute an Obligation hereunder.

(v) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the issuing bank or Lender (upon Lender becoming aware thereof) shall notify the Borrower thereof. Not later than 12:00 p.m. on the date of any payment by the issuing bank or Lender under or with respect to a Letter of Credit (each such date, an ‘Honor Date’), the Borrower shall reimburse the issuer of the Letter of Credit or Lender, as applicable, in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such Person by such time, the Borrower shall be deemed to have requested a borrowing of Revolving Loans to be disbursed on the Honor Date in an amount equal to amount of the unreimbursed drawing. Any notice given by the issuing bank or Lender pursuant to this Section 2.6(v) may be given by telephone to a Responsible Officer if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(vi) Unless otherwise consented to in writing by Lender, the expiration of any Letter of Credit shall not be later than the earlier of:

(A) one year after the date of issuance of such Letter of Credit; or

(B) 30 days prior to the Maturity Date.

(vii) Immediately upon the Facility Termination Date, Borrower shall:

(A) provide cash collateral to Lender in an amount equal to 105% of the maximum amount of Lender’s obligations under or in connection with all then-outstanding Letters of Credit, or

(B) cause to be delivered to Lender releases of all of Lender’s obligations under all then-outstanding Letters of Credit.

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(viii) The Lender shall not be under any obligation to arrange the issuance of any Letter of Credit if:

(A) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the issuing bank from issuing the Letter of Credit, or any law applicable to the issuing bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the issuing bank shall prohibit, or request that the issuing bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the issuing bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the issuing bank is not otherwise compensated hereunder) not in effect on the Agreement Date, or shall impose upon the issuing bank any unreimbursed loss, cost or expense which was not applicable on the Agreement Date and which the issuing bank in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the issuing bank applicable to letters of credit generally; or

(C) the Letter of Credit is to be denominated in a currency other than Dollars.

(ix) Unless otherwise expressly agreed by the issuing bank, Lender and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, neither the issuing bank nor Lender shall be responsible to the Borrower for, and the issuing bank and Lender’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the issuing bank or Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where the issuing bank, Lender or the beneficiary is located, the practice stated in the ISP as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(x) At Lender’s reasonable discretion, any proceeds of Collateral received by Lender may be held as the cash collateral required by this Section 2.7.

(xi) Borrower hereby agrees to indemnify, save, and hold Lender harmless from any loss, cost, expense, or liability, including payments made by Lender, expenses, and attorneys’ fees incurred by Lender arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the issuing bank’s regulations and, reasonable interpretations (from the standpoint of a secured lender) of any Letters of Credit guaranteed by Lender and opened for Borrower’s account or by Lender’s interpretations of any Letter of Credit issued by Lender for Borrower’s account, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that Lender may indemnify the bank issuing a Letter of Credit for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Lender harmless with respect to any loss, cost, expense, or liability incurred by Lender (other than a loss, cost, expense or liability caused by Lender’s gross negligence, bad faith or willful misconduct) under any such indemnification by Lender to any issuing bank.

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(xii) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.”

5.	Representations and Warranties. Borrower represents and warrants to Lender that:

(a)	There exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(b)	Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.

(c)	All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

6.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower;

(b)	Guaranty. Lender shall have received a duly executed guaranty of Deluna Investments, Inc.

(c)	Deed of Trust. Lender shall have received a duly executed, notarized, and recorded deed of trust in favor of Lender with respect to the Deluna Property;

(d)	Title Insurance. Lender shall have received a commitment from a title company acceptable to Lender to issue a lender’s policy of title insurance with respect to the foregoing deed of trust, in such amounts, with such endorsements and subject to such exceptions, as Lender, in each case, may approve in its sole and absolute discretion;

(e)	Authority. Lender shall have received such officer’s certificates and other certificates of Borrower and Deluna Investments, Inc. approving this Amendment and each of the documents executed in connection herewith, each in form acceptable to Lender in its sole discretion.

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7.	Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

8.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

9.	Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

10.	Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company

By:	/s/ Xavier Gannon
Name:	Xavier Gannon
Title:	Senior Vice President

ITTELLA INTERNATIONAL, INC.., a California corporation

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President

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SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of December 4, 2017, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), and ITTELLA INTERNATIONAL, INC.., a California corporation (“Borrower”), with reference to the following facts:

RECITALS

A. Lender and Borrower are parties to a Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrower.

B. Borrower has requested that Lender extend the maturity date of the Loan Agreement.

C. Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2.	Maturity Date. The definition of “Maturity Date” in Section 1.1 of Loan Agreement is hereby amended to read in full as follows:

“Maturity Date” means May 25, 2021.

3.	Representations and Warranties. Borrower represents and warrants to Lender that:

(a)	There exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(b)	Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.

(c)	All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

4.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower and each Guarantor;

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(b)	Authority. Lender shall have received such officer’s certificates approving this Amendment and each of the documents executed in connection herewith, each in form acceptable to Lender in its sole discretion.

5.	Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

6.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

7.	Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

8.	Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC,
a Delaware limited liability company

By:	/s/ Xavier Gannon
Name:	Xavier Gannon
Title:	Senior Vice President

ITTELLA INTERNATIONAL, INC.., a California corporation

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President

Each of the undersigned hereby (a) consents to and acknowledges the terms and conditions of the foregoing Amendment, (b) acknowledges and reaffirms his or its obligations owing to Lender under its applicable guaranty and each of the other loan documents executed by him or it in favor of Lender, and (c) agrees that his or its obligations under such documents are and shall remain in full force and effect. Although the undersigned is acknowledging and agreeing to the foregoing, the undersigned understands that Lender has no obligation to inform it of such matters in the future or to seek his or its acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

/s/ Salvatore Galletti
SALVATORE GALLETTI

DELUNA INVESTMENTS, INC., a California corporation

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President

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OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of ITTELLA INTERNATIONAL, INC.., a California corporation (“Borrower”), certifies to MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company, as follows:

1. Borrower has requested that Lender enter into the Second Amendment of even date herewith (the “Agreement”) with respect to the Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”) by and between Borrower and Lender.

2. The following is a true copy of resolutions duly adopted by Board of Directors at a special meeting held as of December 2017, at which a quorum was present and which voted thereon:

“RESOLVED that the terms of the Second Amendment between this limited liability company and Marquette Business Credit, LLC (‘Lender’) are hereby approved and ratified.

FURTHER RESOLVED, that any one officer of this limited liability company is hereby authorized and directed, on behalf of this limited liability company, to make, execute, and deliver to Lender any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution.”

3. These resolutions are in conformity with the articles of incorporation and bylaws of Borrower, have never been modified or repealed, and are now in full force and effect.

4. No further approvals or authorizations are necessary for Borrower to execute, deliver and perform wider the Agreement.

5. As of the date set forth below, (a) all of the representations and warranties in the Loan Agreement are true and correct, and (b) no “Default” or “Event of Default” (as each such term is defined in the Loan Agreement) has occurred.

Dated:	As of December 4, 2017

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President

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THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of July 31, 2018, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), and ITTELLA INTERNATIONAL, INC.., a California corporation (“Borrower”), with reference to the following facts:

RECITALS

A. Lender and Borrower are parties to a Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrower.

B. Borrower has requested that Lender provide Borrower with a letter of credit facility.

C. Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2.	Borrowing Base. The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“Borrowing Base’ means, as of any date of determination, an amount equal to:

(a)	ninety percent (90%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible Accounts; plus

(b)	the least of:

(i)	the sum of:

(A) fifty percent (50%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible Inventory; plus

(B) forty-five percent (45%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible In-Transit Inventory;

(ii)	$3,000,000; or

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(iii)	fifty percent (50%) of the aggregate amount of Revolving Loans outstanding, minus

(c)	the sum of all Reserves.

Without limiting Lender’s discretion to implement other Reserves, Lender shall institute Reserves with respect to Eligible Accounts in the event that dilution exceeds 1.00% such that the advance rate shall be reduced by 1.00% for each percentage of dilution in excess of 1.00% and Lender shall institute Reserves in the amount of any Producer Payables.”

3.	Contract Rate. The definition of “Contract Rate” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Contract Rate’ means for any date a per annum rate equal to: (a) with respect to Revolving Loans, the sum of the Base Rate in effect from time to time plus one and one-half percent (1.50%), and (b) with respect to the Term Loan, the sum of the Base Rate in effect from time to time plus two percent (2.00%).”

4.	Guarantors. The definition of “Guarantor” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“’Guarantor’ and ‘Guarantors’ mean(s) Salvatore Galletti, Deluna Investments, Inc. and each other Person that guarantees the payment and performance of any of the Obligations.”

5.	Permitted Affiliate Loan. The definition of “Permitted Affiliate Loan” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“’Permitted Affiliate Loan’ means a loan from Borrower to an Affiliate of Borrower to assist in the establishment of an operation in Italy, in a maximum outstanding amount any time of $1,700,000.”

6.	Permitted Debt. The definition of “Permitted Debt” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“’Permitted Debt’ means (a) Debt constituting purchase money indebtedness or Capital Lease Obligations in aggregate amount outstanding not to exceed $50,000, (b) the Obligations (including, without limitation, a $3,000,000 loan from UMB Capital Markets), (c) trade payables and other contractual obligations arising in the ordinary course of business that are not past due by more than 90 days, and (d) Debt existing on the Closing Date and described on Schedule 9.3 attached hereto and made a part hereof.”

7.	Revolving Facility Limit. The definition of “Revolving Facility Limit” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“’Revolving Facility Limit’ means $8,000,000.”

8.	New Defined Terms. Section 1.1 of the Loan Agreement is hereby amended to and supplemented to add the following new defined terms:

“‘Term Loan’ has the meaning ascribed to it in Section 2.8.”

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‘Third Amendment Effective Date’ means the effective date of the Third Amendment to Loan and Security Agreement, between Borrower and Lender, dated as of July 31, 2018.”

9.	Term Loans. The Loan Agreement is hereby amended and supplemented to add a new Section 2.8 as follows:

“Section 2.8 Term Loan. Subject to and on the terms and conditions of this Agreement, on the Third Amendment Effective Date, Lender agrees to make a loan to Borrower at Borrower’s request, in an aggregate amount of $1,000,000 (the ‘Term Loan’). Borrower unconditionally promises to repay the Term Loan, and all accrued and unpaid interest thereon, promptly when due as provided by this Agreement.

(a)	Request for Term Loan. Borrower hereby authorizes Lender to make the Term Loan upon a request received from anyone purporting to be a Responsible Officer and in form and substance satisfactory to Lender, or at Borrower’s option unless required otherwise by Lender, by telephonic notice from a Responsible Officer, in lieu of written notice. Such request shall be irrevocable. Lender is authorized to rely upon any such notice purporting to be received from a Responsible Officer, and Lender shall have no duty to verify the identity of any individual representing himself or herself as a Person who is a Responsible Officer. Such request must be received by Lender prior to 10:00 a.m. (Los Angeles, California, time) on the requested funding date. The proceeds of the Term Loan, when funded, shall be disbursed by Lender to an account of Borrower designated by Borrower.

(b)	Repayment. Borrower hereby agrees to repay to Lender the Term Loan, as follows:

(1)	On the first Business Day of each month in an amount equal to $27,777.78 plus all accrued but unpaid interest thereon.

(2)	On the Facility Termination Date, the unpaid balance of the Term Loan, together with all accrued but unpaid interest thereon.”

10.	Capital Expenditures. Section 9.l(c) of the Loan Agreement is hereby amended and to read in full as follows:

“(c) Maximum Non-Financed Capital Expenditures. Borrower’s Non-Financed Capital Expenditures shall not exceed (a) $800,000 in the fiscal year ended December 31, 2018, and (b) $50,000 in any subsequent fiscal year.”

11.	Controller. Borrower covenants and agrees to hire a controller or senior accountant on or before December 31, 2018.

12.	Representations and Warranties. Borrower represents and warrants to Lender that:

(a)	There exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(b)	Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.

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(c)	All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

13.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower;

(b)	Guaranty. Lender shall have received a duly executed guaranty of Salvatore Galletti in the attached form; and

(c)	Authority. Lender shall have received such officer’s certificates approving this Amendment in the attached form.

14.	Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

15.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

16.	Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

17.	Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC,
a Delaware limited liability company

By:	/s/ Xavier Gannon
Name:	Xavier Gannon
Title:	Senior Vice President

ITTELLA INTERNATIONAL, INC.., a California corporation

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	CEO

The undersigned hereby (a) consents to and acknowledges the terms and conditions of the foregoing Amendment, (b) acknowledges and reaffirms its obligations owing to Lender under its guaranty and each of the other loan documents executed by it in favor of Lender, and (c) agrees that its obligations under such documents are and shall remain in full force and effect. Although the undersigned is acknowledging and agreeing to the foregoing, the undersigned understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

DELUNA INVESTMENTS, INC., a California corporation

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	CEO

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OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of ITTELLA INTERNATIONAL, INC.., a California corporation (“Borrower”), certifies to MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company, as follows:

1. Borrower has requested that Lender enter into the Third Amendment of even date herewith (the “Agreement”) with respect to the Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”) by and between Borrower and Lender.

2. The following is a true copy of resolutions duly adopted by Board of Directors at a special meeting held as of July 31, 2018, at which a quorum was present and which voted thereon:

“RESOLVED that the terms of the Third Amendment between this limited liability company and Marquette Business Credit, LLC (‘Lender’) are hereby approved and ratified.

FURTHER RESOLVED, that any one officer of this limited liability company is hereby authorized and directed, on behalf of this limited liability company, to make, execute, and deliver to Lender any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution.”

3. These resolutions are in conformity with the articles of incorporation and bylaws of Borrower, have never been modified or repealed, and are now in full force and effect.

4. No further approvals or authorizations are necessary for Borrower to execute, deliver and perform under the Agreement.

5. As of the date set forth below, (a) all of the representations and warranties in the Loan Agreement are true and correct, and (b) no “Default” or “Event of Default” (as each such term is defined in the Loan Agreement) has occurred.

Dated: As of July 31, 2018

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	CEO

-6-	[Third Amendment to Loan and Security Agreement]

CONSENT AND FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of April 10, 2019, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), and ITTELLA INTERNATIONAL, INC., a California corporation (“Borrower”) with reference to the following facts:

RECITALS

A. Lender and Borrower are parties to a Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrower.

B. Borrower has informed Lender that it desires to reorganize as Ittella International, LLC, a California limited liability company (the “Reorganized Borrower”), with 1,000 shares of common stock in Borrower, representing 100% of the Equity Interests of Borrower, to be contributed by Controlling Equity Holder to Myjojo, Inc., a California corporation (“Myjojo”) in exchange for 1,000 shares of common stock in Myjojo and the designation of Controlling Equity Holder as the sole director of Myjojo, which in turn will be the sole member and initial manager of Reorganized Borrower (the “Restructuring Transaction”).

C. Borrower has requested that Lender consent to the Restructuring Transaction and make certain modifications of the Loan Agreement as set forth herein.

D. Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2.	Borrower. Effective upon the consummation of the Restructuring Transaction, the definition of “Borrower” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Borrower’ means Ittella International, LLC, a California limited liability company.

3.	Change of Control. Effective upon the consummation of the Restructuring Transaction, the definition of “Change of Control” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Change of Control’ means, at any time, (a) the Controlling Equity Holder shall cease to beneficially own and control at least one hundred percent (100%) on a fully diluted basis of the economic and voting interests in the Equity Interests of Parent, (b) Parent shall cease to beneficially own and control at least eighty percent (80%) on a fully diluted basis of the economic and voting interests in the Equity Interests of Borrower, (c) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) other than the Controlling Equity Holder (i) shall have acquired beneficial ownership of twenty percent (20%) or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower, (d) Borrower shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests in each of its Subsidiaries (if any), or (e) any “change of control” or similar event under any Subordinated Debt shall occur.”

4.	Parent. Effective upon the consummation of the Restructuring Transaction, Section 1.1 of the Loan Agreement is hereby amended and supplemented to add the following new defined term:

“‘Parent’ means Myjojo, Inc., a California corporation, or any successor or assign thereof approved by Lender in its sole and absolute discretion.”

5.	Schedule 5.1(a). Effective upon the consummation of the Restructuring Transaction, Schedule 5.1(a) to the Loan Agreement is hereby restated in its entirety by Schedule 5.1(a) attached hereto.

6.	Consent to Restructuring Transaction. Lender hereby consents to the Restructuring Transaction on the terms and conditions set forth herein. Effective upon the consummation of the Restructuring Transaction, Reorganized Borrower hereby becomes the “Borrower” under the Loan Agreement and the other Loan Documents. Reorganized Borrower will be bound by all covenants, terms, conditions, and duties applicable to the Borrower and hereby grants and regrants a security interest in all Collateral to secure the Obligations.

7.	Enforceability of Indebtedness, Collateral and Loan Documents. Borrower and each Guarantor acknowledges and agrees that:

(a)	Lender has a valid, perfected and first priority security interest and lien upon all of the Collateral to secure the Obligations.

(b)	Each of the Loan Documents is in full force and effect, and is enforceable against Borrower and the Collateral in accordance with its respective terms.

(c)	Borrower has no defenses, offsets, recoupments or counterclaims to: (i) its obligation to pay all amounts from time to time owing and to perform all obligations required to be performed under the Loan Documents, (ii) enforcement of Lender’s rights in and to the Collateral, or (iii) enforcement of any other of Lender’s rights or remedies.

8.	Representations and Warranties. Borrower represents and warrants to Lender that:

(a)	Other than the Restructuring Transaction consented to hereby, there exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(b)	Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.

(c)	All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

2

9.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower;

(b)	Restructuring Transaction Documents. Lender shall have received duly executed copies of the following, in form and substance approved by Lender in its sole and absolute discretion:

i.	That certain Contribution Agreement and Plan of Reorganization by and among Borrower, Salvatore Galletti and Myjojo;

ii.	That certain Joint Action by Written Consent of the Board of Directors and Shareholders of Borrower, approving the Restructuring Transaction;

iii.	A member’s certificate of Reorganized Borrower in the attached form, to which is attached the duly executed Operating Agreement and pro forma Form LLC-1A of Reorganized Borrower.

(c)	Authority. Lender shall have received an officer’s certificate of Borrower approving this Amendment in the attached form.

10.	Post-Closing Covenant--Formation and Good Standing of Reorganized Borrower. No later than five (5) Business Days after the date of this Amendment, Borrower shall deliver to Lender (i) a certified copy of Form LLC-1A filed with the California Secretary of State with respect to the conversion of Borrower to Reorganized Borrower and (ii) good standing certificate with respect to Reorganized Borrower from the California Secretary of State of the State. Upon the delivery of such documents to Lender, Reorganized Borrower hereby authorizes Lender to file all necessary amendments to its financing statements, intellectual property assignments and/or other documents filed or recorded in any public office to identify Reorganized Borrower as debtor. Furthermore, to the extent that Reorganized Borrower makes any further modifications to its Operating Agreement, it will, within five (5) Business Days thereafter, deliver to Lender an updated member’s (or manager’s certificate) in form acceptable to Lender.

11.	Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

12.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

13.	Consent and Reaffirmation of Guarantors. Guarantors hereby acknowledge and agree to the terms and conditions of this Amendment, acknowledge and reaffirm their respective obligations owing to Lender under each respective Guaranty and any other Loan Document to which such Guarantor is a party, and agree that each Guaranty and other Loan Documents are and shall remain in full force and effect. Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to the same, Guarantors understand Lender has no obligation to inform Guarantors of such matters in the future or to seek any Guarantor’s acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.

14.	Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

15.	Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

[Signature Page Follows]

3

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company

By:	/s/ Xavier Gannon
Name:	Xavier Gannon
Title:	Senior Vice President

ITTELLA INTERNATIONAL, INC., a California corporation

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President and CEO

Each of the undersigned hereby (a) consents to and acknowledges the terms and conditions of the foregoing Amendment, (b) acknowledges and reaffirms its obligations owing to Lender under its guaranty and each of the other loan documents executed by it in favor of Lender, and (c) agrees that its obligations under such documents are and shall remain in full force and effect. Although the undersigned is acknowledging and agreeing to the foregoing, the undersigned understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

DELUNA INVESTMENTS, INC., a California corporation

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	CEO

/s/ SALVATORE GALLETTI
SALVATORE GALLETTI, an individual

S-1	[Signature Page to Consent and Fourth
Amendment to Loan and Security Agreement]

OFFICER’S CERTIFICATE

(ITTELLA INTERNATIONAL, INC.)

The undersigned, a duly authorized officer of ITTELLA INTERNATIONAL, INC., a California corporation (“Borrower”), certifies to MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company, as follows:

1. Borrower has requested that Lender enter into the Consent and Fourth Amendment of even date herewith (the “Agreement”) with respect to the Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”) by and between Borrower and Lender.

2. The following is a true copy of resolutions duly adopted by the Board of Directors at a special meeting held as of April 10, 2019, at which a quorum was present and which voted thereon:

“RESOLVED that the terms of the Fourth Amendment between the Company and Marquette Business Credit, LLC (‘Lender’) are hereby approved and ratified.

FURTHER RESOLVED, that any one officer of the company is hereby authorized and directed, on behalf of this limited liability company, to make, execute, and deliver to Lender any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution.”

3. These resolutions are in conformity with the articles of incorporation and bylaws of Borrower, have never been modified or repealed, and are now in full force and effect.

4. No further approvals or authorizations are necessary for Borrower to execute, deliver and perform under the Agreement.

5. As of the date set forth below, (a) all of the representations and warranties in the Loan Agreement are true and correct, and (b) no “Default” or “Event of Default” (as each such term is defined in the Loan Agreement) has occurred.

Dated As of April 10, 2019

/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President and CEO

[Officer’s Certificate re: Consent and Fourth

Amendment to Loan and Security Agreement]

MEMBER’S CERTIFICATE

(ITTELLA INTERNATIONAL, LLC)

The undersigned, the sole member of ITTELLA INTERNATIONAL, LLC, a California limited liability company (“Reorganized Borrower”), certifies to MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company, as follows:

1. Each of the following named Persons holds the office set forth opposite his or her respective name; and the signature appearing opposite each such person’s respective name is his or her genuine signature:

NAME	TITLE	SIGNATURE

MYJOJO, INC, a California corporation	Manager	Salvatore Galletti, its President

/s/ Salvatore Galletti

2. Attached hereto as Exhibit “A” is a true, current and complete copy of the Operating Agreement of the Reorganized Borrower.

3. Attached hereto as Exhibit “B” is a true, current and complete copy of the pro forma Form LLC-IA of the Reorganized Borrower that will be filed with the California Secretary of State.

Dated: As of April 10, 2019

MEMBER:
MYJOJO, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President

[Member's Certificate re: Consent and Fourth

Amendment to Loan and Security Agreement]

Exhibit “A” to Member’s Certificate

Operating Agreement of Reorganized Borrower

(see attached)

[Member’s Certificate re: Consent and Fourth

Amendment to Loan and Security Agreement]

OPERATING AGREEMENT
OF
ITTELLA INTERNATIONAL, LLC,
a California Limited Liability Company

Effective Date: April 10, 2019

This Operating Agreement (this “Agreement”) of ITTELLA INTERNATIONAL, LLC, a California limited liability company (the “Company”), is entered into by the undersigned Member and the Board of Managers, as defined herein, who desire to form and operate a limited liability company pursuant to and in accordance with the California Revised Uniform Limited Liability Company Act as amended from time to time (the “Act”), under the following terms and conditions:

1. Name. The name of the limited liability company is ITTELLA INTERNATIONAL, LLC. The business of the Company may be conducted under that name, or such other name or names as the Board deems appropriate. The Board is authorized to make all appropriate filings on behalf of the Company to enable the Company to conduct business under an assumed or different name, and to secure the Company’s proprietary rights to such a name.

2. Conversion and Term. On April 10, 2019, the Company was converted into a California limited liability company from a California corporation by the filing of Articles of Organization – Conversion (the “Articles”) with the Secretary of State of the State of California. The Company’s term shall be perpetual, until terminated as provided in this Agreement or the Act.

3. Principal Place of Business. The principal office of the Company is 6305 Alondra Blvd, Paramount, CA 90723. The Company may locate its place of business at any other place or places as the Board may from time to time deem advisable; provided, however, that the Company shall at all times maintain within the State of California a registered agent. The initial registered agent for service of process in California is stated in the Articles of Organization.

4. Appointment of the Board; Authority and Duties. In accordance with the relevant provisions of the Act, the operations of the Company shall be conducted by a board of managers (the “Board of Managers” and “Board”) who shall be appointed by the Member and may be removed by the Member at any time for any reason. In the event no managers are appointed and serving at any particular time, the Board shall consist solely of the Member. The Board shall have the responsibility and authority to manage the business, property and affairs of the Company in all respects, to execute and deliver on behalf of the Company such documents and instruments as it shall deem reasonably required in connection therewith and to enter into such contracts and to take such actions as it deems from time to time to be in the best interests of the Company; provided, that without the prior written consent of the Member, the Board shall not (i) convey or hypothecate any real property of the Company, (ii) take any action which might cause the Company to dissolve, or (iii) initiate or consent to the filing of a petition in bankruptcy of the Company or admit the allegations of such a petition. There shall be two (2) managers on the Board, which initially consists of MYJOJO, INC, a California corporation, and one initial vacancy.

5. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, and engaging in any and all activities necessary or incidental to the foregoing.

6. Ownership of Company Assets. All assets owned by the Company shall be owned by the Company as an entity, and held in the name of the Company. Neither the Member nor the Board shall have any ownership interest in any Company property in the Member’s own name or right, and the Member’s interest in the Company is personal property for all purposes.

7. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and neither the Member nor any member of the Board is personally obligated for any such debt, obligation or liability of the Company solely by reason of being a manager or member of the Company.

8. Capital Contributions. The Member will contribute to the Company, as its initial capital contribution, the amount set forth on the books and records of the Company. The Member is not required to make any additional capital contributions to the Company. A Member may make additional capital contributions to the Company in the Member’s sole and absolute discretion. The Board is neither required nor permitted to make capital contributions to the Company.

9. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

10. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Member. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the relevant provisions of the Act or any other similar applicable law.

11. Officers. The Board may, from time to time as the Board deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the California General Corporation Law, the assignment of such title constitutes the delegation to such person of the authorities and duties that are normally associated with that office, including, without limitation, the execution of documents, instruments and agreements in the name of and on behalf of the Company. Any delegation pursuant to this Section may be revoked at any time by the Board in writing. As of the date of this Agreement, the Company has no Officers.

12. Other Business. The Board or the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company has no rights in or to such independent ventures or the income or profits therefrom.

13. Exculpation and Indemnification.

(a) No member, manager, officer, director, shareholder or other holder of an equity interest in the Company, the Board or the Member, shall be personally liable for the performance of the obligations of the Company, but the foregoing shall not relieve any such member, manager, officer, director or employee of the Company, the Board or the Member, of its obligations to the Company, the Board or the Member.

(b) To the fullest extent permitted by applicable law, a Member, manager, Officer or employee of the Company, and the officers, directors and employees of the managers and Member (each of the foregoing a “Person” and collectively the “Persons”) shall be indemnified, defended and held harmless by the Company from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of or incidental to any act performed or omitted to be performed by any one or more of such indemnified Persons in connection with the business of the Company; provided, however, the indemnity under this Section shall be paid solely out of and to the extent of the assets owned by the Company and shall not be a personal obligation of the Member. All judgments against the Company, the Board, a manager, a Member, such other Persons or any one or more thereof, wherein such manager or Member is entitled to indemnification, must be satisfied from the assets owned by of the Company.

14. Assignments. A Member may assign in whole or in part its limited liability company interest. If a Member transfers its interest in the Company, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement; and if a Member transfers its entire membership interest in the Company and there are no other Members of the Company, the admission of the transferee as a Member of the Company shall be deemed effective concurrent with the termination of the transferor as a Member of the Company. The Board may not transfer its rights or obligations under this Agreement in whole or in part.

15. Withdrawal. A Member may withdraw from the Company. If a Member withdraws from the Company and there are no other Members of the Company at the time, a new Member shall be admitted to the Company, subject to Section 17 below, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. The admission of the new Member shall be deemed effective concurrent with the termination of the withdrawing Member.

16. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member. If the Company subsequently has more than one Member, then all references in this Agreement to the singular “Member” will refer to all of the Members of the Company, and any matter requiring the consent of the “Member” under this Agreement will require the consent of a majority in interest of the Members.

17. Dissolution.

(a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the occurrence of any dissolution event set forth in the Articles of Organization, as the same may be amended from time to time, (ii) the written consent of the Member, (iii) the withdrawal or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act, or (iv) the entry of a decree of judicial dissolution under the relevant provisions of the Act.

(b) The bankruptcy of the Member will not cause the Member to cease to be a member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) In the event of dissolution, the Board shall conduct only such activities as are necessary to wind up the affairs of the Company (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in the relevant provisions of the Act.

18. Separability of Provisions. Each provision of this Agreement is separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality does not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

19. Entire Agreement. This Agreement and the exhibits to this Agreement constitute the entire agreement of the Member with respect to the subject matter hereof. The exhibits to this Agreement are incorporated into and made a part of this Agreement by reference. This Agreement is intended to be a legally binding document.

20. Governing Law. This Agreement shall be governed by, and construed under, the internal laws of the State of California, all rights and remedies being governed by California law.

21. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a writing executed and delivered by the Member.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement effective as of the Effective Date first written above.

MANAGER:

MYJOJO, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President

MEMBER:

MYJOJO, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	President

Exhibit “B” to Member’s Certificate

Pro Forma Form LLC-1A of Reorganized Borrower

(see attached)

[Member’s Certificate re: Consent and Fourth

Amendment to Loan and Security Agreement]

LLC-1A

File # 201910010453

State of California
Secretary of State

2498519- Out

Limited Liability Company Articles of Organization - Conversion

IMPORTANT — Read all instructions before completing this form.

FILED
Secretary of State
State of California
icc APR 10 2019

This Space For Filing Use Only

D1510488

Converted Entity Information

1. Name of Limited Liability Company (The name must include the words Limited Liability Company or the abbreviations LLC or L.L.C. The words Limited and Company may be abbreviated to Ltd. and Co., respectively.)

Ittella International, LLC

2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

3. The limited liability company will be managed by (check only one):

☐ One Manager ☑ More Than One Manager ☐ All Limited Liability Company Member(s)

4. Initial Street Address of Limited Liability Company's Designated Office in CA	City	State	Zip Code
6305 Alondra Blvd.	Paramount	CA	90723
5. Initial Mailing Address of Limited Liability Company, if different from Item 4	City	State	Zip Code

6. Initial Agent for Service of Process: Item 6a: List the name of an individual or a corporation registered in CA under California Corporations Code section 1505 that agrees to be your agent for service of process. You may not list the converted entity as the agent. Item 6b: If the agent is an individual, list the agent's CA business or residential street address. Item 6c: If the agent is an individual and the converting entity is a CA corporation, limited partnership or general partnership, list the the agent's mailing address. Do not list an address if the agent is a CA registered corporate agent as the address for service of process is already on file.

a. Name of Agent For Service of Process

ELLIS WASSON

b. If an Individual, Street Address of Agent for Service of Process - *Do not list a P.O. Box*	City	State	Zip Code
611 ANTON BLVD. SUITE 1400	COSTA MESA	CA	92626
c. If an Individual, Mailing Address of Agent for Service of Process	City	State	Zip Code
611 ANTON BLVD. SUITE 1400	COSTA MESA	CA	92626

Converting Entity Information

7. Name of Converting Entity

ITTELLA INTERNATIONAL, INC.

8. Form of Entity	9. Jurisdiction	10. CA Secretary of State File Number, if any
CORPORATION	CALIFORNIA	2498519

11. The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, the following was required for each class:

The class and number of outstanding interests entitled to vote.	AND	The percentage vote required of each class.
Common stock, 1,000 shares		51%

Additional Information

12. Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.

13. I certify under penalty of perjury that the contents of this document are true. I declare I am the person who executed this instrument, which execution is my act and deed.

[signature] Salvatore Galletti, President and Secretary

Signature of Authorized Person — Type or Print Name and Title of Authorized Person

Signature of Authorized Person — Type or Print Name and Title of Authorized Person

LLC-1A (REV 10/2018) APPROVED BY SECRETARY OF STATE

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

APR 11 2019

Date: ______________________

ALEX PADILLA, Secretary of State

SCHEDULE 5.1(a)

ORGANIZATION; POWER; QUALIFICATION

(see attached)

[Schedule 5.1(a)-- Consent and Fourth

Amendment to Loan and Security Agreement]

FIFTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of June l4, 2019, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), and ITTELLA INTERNATIONAL, LLC, a California limited liability company, successor in interest to ITTELLA INTERNATIONAL, INC., a California corporation (“Borrower”) with reference to the following facts:

RECITALS

A. Lender and Borrower are parties to a Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrower.

B. Borrower has requested that Lender make certain modifications of the Loan Agreement as set forth herein.

C. Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

1.	Borrowing Base. The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Borrowing Base’ means, as of any date of determination, an amount equal to:

(a)	ninety percent (90%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible Accounts; plus

(b)	the least of:

(i)	the sum of:

(A) fifty percent (50%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible Inventory: plus

(B) forty-five percent (45%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible In-Transit Inventory;

(ii)	$4,000,000; or

(iii)	fifty percent (50%) of the aggregate amount of Revolving Loans outstanding, minus

(c)	the sum of all Reserves.

Without limiting Lender’s discretion to implement other Reserves, Lender shall institute Reserves with respect to Eligible Accounts in the event that dilution exceeds 1.00% such that the advance rate shall be reduced by 1.00% for each percentage of dilution in excess of 1.00% and Lender shall institute Reserves in the amount of any Producer Payables.”

2.	Revolving Facility Limit. The definition of “Revolving Facility Limit” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“Revolving Facility Limit” means $10,000,000 minus Letter of Credit Exposure.”

3.	Capital Expenditures. Section 9.1(c) of the Loan Agreement is hereby amended and to read in full as follows:

“(c) Maximum Non-Financed Capital Expenditures. Borrower’s Non-Financed Capital Expenditures shall not exceed (a) $1,500,000 in the fiscal year ended December 31, 2019, and (b) $50,000 in any subsequent fiscal year.”

2.	Enforceability of Indebtedness, Collateral and Loan Documents. Borrower and each Guarantor acknowledges and agrees that:

(a)	Lender has a valid, perfected and first priority security interest and lien upon all of the Collateral to secure the Obligations.

(b)	Each of the Loan Documents is in full force and effect, and is enforceable against Borrower and the Collateral in accordance with its respective terms.

(c)	Borrower has no defenses, offsets, recoupments or counterclaims to: (i) its obligation to pay all amounts from time to time owing and to perform all obligations required to be performed under the Loan Documents, (ii) enforcement of Lender’s rights in and to the Collateral, or (iii) enforcement of any other of Lender’s rights or remedies.

3.	Representations and Warranties. Borrower represents and warrants to Lender that:

(a)	There exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(b)	Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.

(c)	All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

4.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower;

(b)	Guaranty Reaffirmation and Amendment. Lender shall have received duly executed reaffirmation and amendment executed by Salvatore Galletti in form acceptable to Lender;

(c)	Guaranty Reaffirmation. Lender shall have received duly executed reaffirmation and amendment executed by Deluna Investments, Inc. in form acceptable to Lender; and

(d)	Manager’s Certificate. Lender shall have received a duly executed Manager’s Certificate in form acceptable to Lender.

5.	Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

6.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

7.	Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

8.	Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC,
a Delaware limited liability company

By:	/s/ Xavier Gannon
Name:	Xavier Gannon
Title:	Senior Vice President

ITTELLA INTERNATIONAL, LLC, a California limited liability company, successor in interest to ITTELLA INTERNATIONAL, INC., a California corporation

By:	/s/ Stephanie Dieckmann
Name:	Stephanie Dieckmann
Title:	COO

[Signature Page to Fifth Amendment to Loan

and Security Agreement]

S-1

GUARANTY REAFFIRMATION AND AMENDMENT

Reference is made to the Continuing Guaranty, dated as of September 25, 2017 (the “Guaranty”), by the undersigned in favor of Marquette Business Credit, LLC.

The undersigned hereby:

(a) consents to and acknowledges the terms and conditions of the foregoing Amendment,

(b) acknowledges and reaffirms its obligations owing to Lender under the Guaranty and each of the other loan documents executed by it in favor of Lender, and

(c) acknowledges that the release condition set forth in Section 3 was not satisfied and agrees that its obligations under such documents are and shall remain in full force and effect; and

(e) agrees that Section 3 of the Guaranty is hereby amended to read in full as follows:

“3. Release Condition. After payment in full of the Term Loan, Guarantor’s guaranty of the Obligations shall be released by Lender.”

SALVATORE GALLETTI, an individual

ACCEPTED AND AGREED:

MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company

[Guaranty Reaffirmation and Amendment -

Fifth Amendment to Loan and Security

Agreement]

GUARANTY REAFFIRMATION AND AMENDMENT

Reference is made to the Continuing Guaranty, dated as of September 25, 2017 (the “Guaranty”), by the undersigned in favor of Marquette Business Credit, LLC.

The undersigned hereby:

(a) consents to and acknowledges the terms and conditions of the foregoing Amendment,

(b) acknowledges and reaffirms its obligations owing to Lender under the Guaranty and each of the other loan documents executed by it in favor of Lender, and

(c) acknowledges that the release condition set forth in Section 3 was not satisfied and agrees that its obligations under such documents are and shall remain in full force and effect; and

(e) agrees that Section 3 of the Guaranty is hereby amended to read in full as follows:

“3. Release Condition. After payment in full of the Term Loan, Guarantor’s guaranty of the Obligations shall be released by Lender.”

SALVATORE GALLETTI, an individual

ACCEPTED AND AGREED:

MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company

By:	/s/ Xavier Gannon
Name:	Xavier Gannon
Title:	Senior Vice President

[Guaranty Reaffirmation and Amendment -

Fifth Amendment to Loan and Security

Agreement]

GUARANTY REAFFIRMATION

The undersigned hereby (a) consents to and acknowledges the terms and conditions of the foregoing Amendment, (b) acknowledges and reaffirms its obligations owing to Lender under the Continuing Guaranty dated as of November 22, 2017, the Deed of Trust, Assignment of Rents and Fixture Filing and each of the other loan documents executed by it in favor of Lender, and (c) agrees that its obligations under such documents are and shall remain in full force and effect. Although the undersigned is acknowledging and agreeing to the foregoing, the undersigned understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

DELUNA INVESTMENTS, INC., a California corporation

By:	/s/ S Galletti
Name:	S Galletti
Title:	CEO

[Guaranty Reaffirmation - Fifth Amendment to

Loan and Security Agreement]

MEMBER’S CERTIFICATE

(ITTELLA INTERNATIONAL, LLC)

The undersigned, a duly authorized officer of ITTELLA INTERNATIONAL, LLC, a California limited liability company (“Borrower”), certifies to MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company, as follows:

1. Borrower has requested that Lender enter into the Fifth Amendment of even date herewith (the “Agreement”) with respect to the Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”) by and between Borrower and Lender.

2. The following is a true copy of resolutions duly adopted by the members by unanimous written consent:

“RESOLVED that the terms of the Fifth Amendment between the Company and Marquette Business Credit, LLC (‘Lender’) are hereby approved and ratified.

FURTHER RESOLVED, that any one manager of the company is hereby authorized and directed, on behalf of this limited liability company, to make, execute, and deliver to Lender any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution.”

3. These resolutions are in conformity with the articles of formation and operating company of Borrower, have never been modified or repealed, and are now in full force and effect.

4. No further approvals or authorizations are necessary for Borrower to execute, deliver and perform under the Agreement.

5. As of the date set forth below, (a) all of the representations and warranties in the Loan Agreement are true and correct, and (b) no “Default” or “Event of Default” (as each such term is defined in the Loan Agreement) has occurred.

Dated: As of June 14, 2019

/s/ Stephanie Dieckmann
Name:	Stephanie Dieckmann
Title:	COO

[Manager’s Certificate -- Fifth Amendment to

Loan and Security Agreement]

SIXTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of December 16, 2019, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), and ITTELLA INTERNATIONAL, LLC, a California limited liability company, successor in interest to ITTELLA INTERNATIONAL, INC., a California corporation (“Borrower”) with reference to the following facts:

RECITALS

A. Lender and Borrower are parties to a Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrower.

B. Borrower has requested that Lender make certain modifications of the Loan Agreement as set forth herein.

C. Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

1.	Borrowing Base. The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Borrowing Base’ means, as of any date of determination, an amount equal to:

(a) ninety percent (90%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible Accounts; plus

(b) the least of:

(i) the sum of:

(A) fifty percent (50%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible Inventory; plus

(B) forty-five percent (45%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible In-Transit Inventory;

(ii) $5,000,000; or

(iii) fifty percent (50%) of the aggregate amount of Revolving Loans outstanding, minus

(c) the sum of all Reserves.

Without limiting Lender’s discretion to implement other Reserves, Lender shall institute Reserves with respect to Eligible Accounts in the event that dilution exceeds 1.00% such that the advance rate shall be reduced by 1.00% for each percentage of dilution in excess of 1.00% and Lender shall institute Reserves in the amount of any Producer Payables.”

2.	Capex Facility Limit. The definition of “Capex Facility Limit” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Capex Facility Limit’ means $1,886,000; provided that as of December 16, 2019, $1,500,000 remains available to be drawn.”

3.	Contract Rate. The definition of “Contract Rate” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Contract Rate’ means for any date a per annum rate equal to: (a) with respect to Revolving Loans and Capex Loans, the sum of the Base Rate in effect from time to time plus one percent (1.00%), and (b) with respect to the Term Loan, the sum of the Base Rate in effect from time to time plus one and one half percent (1.50%).”

4.	LIBOR Rate. The definition of “LIBOR Rate” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘LIBOR Rate’ means, on any date of determination, the greater of (a) zero and (b) the rate of interest per annum reported on Reuters Screen LIBOROI (or any successor page or other commercially available, generally recognized financial information source providing quotations of the London Interbank Offered Rate (“LIBOR”), as determined by Lender from time to time) at approximately 11:00 a.m., London time, on such day (or, if such day is not a Business Day, on the preceding Business Day) for dollar deposits in the amount of $1,000,000 with a maturity of one month; provided that if Lender determines in good faith for any reason that (a) it is not reasonably possible to determine the LIBOR Rate, (b) the LIBOR Rate is no longer available or generally used in commercial loan transactions, or (c) it is no longer lawful for Lender to make Loans based on the LIBOR Rate, the Lender may in its reasonable discretion designate a replacement benchmark index for LIBOR and select a spread adjustment between LIBOR and such replacement benchmark index rate. The determination of the LIBOR Rate by Lender shall be conclusive in the absence of manifest error. The LIBOR Rate shall be determined on the first Business Day of each calendar month.”

5.	Permitted Affiliate Loan. The definition of “Permitted Affiliate Loan” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Permitted Affiliate Loan’ means a loan from Borrower to an Affiliate of Borrower to assist in the establishment of an operation in Italy, in a maximum outstanding amount any time of $3,500,000.”

6.	Revolving Facility Limit. The definition of “Revolving Facility Limit” in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Revolving Facility Limit’ means $15,000,000.”

2.	Enforceability of Indebtedness, Collateral and Loan Documents. Borrower and each Guarantor acknowledges and agrees that:

(a)	Lender has a valid, perfected and first priority security interest and lien upon all of the Collateral to secure the Obligations.

(b)	Each of the Loan Documents is in full force and effect, and is enforceable against Borrower and the Collateral in accordance with its respective terms.

(c)	Borrower has no defenses, offsets, recoupments or counterclaims to: (i) its obligation to pay all amounts from time to time owing and to perform all obligations required to be performed under the Loan Documents, (ii) enforcement of Lender’s rights in and to the Collateral, or (iii) enforcement of any other of Lender’s rights or remedies.

3.	Representations and Warranties. Borrower represents and warrants to Lender that:

(a)	There exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(b)	Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.

(c)	All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

4.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower;

(b)	Guaranty Reaffirmation. Lender shall have received duly executed reaffirmations executed by Deluna Investments, Inc. and Salvatore Galletti in form acceptable to Lender; and

(c)	Manager’s Certificate. Lender shall have received a duly executed Manager’s Certificate in form acceptable to Lender.

5.	Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

6.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

7.	Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

8.	Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company

By:
Name:	Xavier Gannon
Title:	SVP Client Manager

ITTELLA INTERNATIONAL, LLC, a California limited liability company, successor in interest to ITTELLA INTERNATIONAL, INC., a California corporation

By:	/s/ Stephanie Dieckmann
Name:	Stephanie Dieckmann
Title:	COO

S-1	[Signature Page to Sixth Amendment to Loan and Security Agreement]

GUARANTY REAFFIRMATION

Reference is made to the Continuing Guaranty, dated as of September 25, 2017 (the “Guaranty”), by the undersigned in favor of Marquette Business Credit, LLC. The undersigned hereby: (a) consents to and acknowledges the terms and conditions of the foregoing Amendment, (b) acknowledges and reaffirms its obligations owing to Lender under the Guaranty and each of the other loan documents executed by it in favor of Lender, and (c) agrees that its obligations under such documents are and shall remain in full force and effect. Although the undersigned is acknowledging and agreeing to the foregoing, the undersigned understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments or waiver, and nothing herein shall create such a duty.

/s/ Salvatore Galletti
SALVATORE GALLETTI, an individual

[Guaranty Reaffirmation - Sixth Amendment to Loan and Security Agreement]

GUARANTY REAFFIRMATION

The undersigned hereby (a) consents to and acknowledges the terms and conditions of the foregoing Amendment, (b) acknowledges and reaffirms its obligations owing to Lender under the Continuing Guaranty dated as of November 22, 2017, the Deed of Trust, Assignment of Rents and Fixture Filing and each of the other loan documents executed by it in favor of Lender, and (c) agrees that its obligations under such documents are and shall remain in full force and effect. Although the undersigned is acknowledging and agreeing to the foregoing, the undersigned understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

DELUNA INVESTMENTS, INC., a California corporation

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	CEO

[Guaranty Reaffirmation - Sixth Amendment to Loan and Security Agreement]

MEMBER’S CERTIFICATE

(ITTELLA INTERNATIONAL, LLC)

The undersigned, a duly authorized officer of ITTELLA INTERNATIONAL, LLC, a California limited liability company (“Borrower”), certifies to MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company, as follows:

1. Borrower has requested that Lender enter into the Sixth Amendment of even date herewith (the “Agreement”) with respect to the Loan and Security Agreement dated as of September 25, 2017 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”) by and between Borrower and Lender.

2. The following is a true copy of resolutions duly adopted by the members by unanimous written consent:

“RESOLVED that the terms of the Sixth Amendment between the Company and Marquette Business Credit, LLC (tender’) are hereby approved and ratified.

FURTHER RESOLVED, that any one manager of the company is hereby authorized and directed, on behalf of this limited liability company, to make, execute, and deliver to Lender any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution.”

3. These resolutions are in conformity with the articles of formation and operating company of Borrower, have never been modified or repealed, and are now in full force and effect.

4. No further approvals or authorizations are necessary for Borrower to execute, deliver and perform under the Agreement.

5. As of the date set forth below, (a) all of the representations and warranties in the Loan Agreement are true and correct, and (b) no “Default” or “Event of Default” (as each such term is defined in the Loan Agreement) has occurred.

Dated:	As of December 16, 2019

By:	/s/ Stephanie Dieckmann
Name:	Stephanie Dieckmann
Title:	COO

[Merger’s Certificate - Sixth Amendment to Loan and Security Agreement]

CREDIT LINE AGREEMENT

FIRST AMENDMENT

This First Amendment dated July 25, 2018 will serve to extend its termination date from original Credit Line Agreement dated August 1, 2017 for 1 year. The effective date is July 1, 2018 and will terminate on August 31, 2019.

By Borrower signing this First Amendment to extend its termination date Borrower also agrees to the same Terms and Conditions to the original Agreement.

Borrower:	Lender:

ITTELLA CHEF	Ittella International, Inc.

/s/ Salvatore Galletti	/s/ Salvatore Galletti
Salvatore Galletti, Officer	Salvatore Galletti, CEO

Date: July 25, 2018	Date: July 25, 2018

LOAN AND SECURITY AGREEMENT

dated as of September 25, 2017

between

MARQUETTE BUSINESS CREDIT, LLC,

as Lender

and

ITTELLA INTERNATIONAL, INC.

as Borrower

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

		Page

Section 11.10	Severability of Provisions	42

Section 11.11	GOVERNING LAW	42

Section 11.12	Jury Waiver	42

Section 11.13	Counterparts; Integration	42

Section 11.14	Time is of the Essence	42

Section 11.15	Waiver of Consumer Rights	42

Section 11.16	Patriot Act Notice	43

Section 11.17	Press Releases and Related Matters	43

-iv-

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”) is executed by and between MARQUETTE BUSINESS CREDIT, LLC (together with its successors and assigns, “Lender”) and ITTELLA INTERNATIONAL, INC., a corporation organized under the laws of the State of California (“Borrower”), as of September 25, 2017. Lender and Borrower hereby agree as follows:

ARTICLE I - DEFINITIONS

Section 1.1 Definitions. When used in this Agreement, the capitalized terms set forth below shall have the definitions assigned to such terms below:

“Account Debtor” means a Person who is obligated on an account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Affiliate” of a Person means another Person which, directly or indirectly, controls, is controlled by, or is under common control with, such former Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise. Without limiting the forgoing, UMB Bank, n.a., UMB Financial Corporation and all of its direct and indirect subsidiaries are Affiliates of Lender.

“Agreement” has the meaning prescribed for such term in the preamble paragraph of this Agreement.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Borrower is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which Borrower is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation of a governmental authority or determination of a court or binding arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Availability” means, as of any date, the positive difference between (i) the Borrowing Base on such date and (ii) the outstanding principal amount of the Revolving Loans on such date.

“Base Rate” means for any day a rate per annum equal to the higher of (a) the Prime Rate in effect on such day, or (b) the LIBOR Rate plus two percent (2%), which LIBOR Rate shall be determined by Lender on a daily basis (or, if such day is not a LIBOR Business Day, on the preceding LIBOR Business Day). Any change in the Base Rate resulting from a change in either the Prime Rate or the LIBOR Rate shall become effective on the day such change occurs.

“Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA, including such plans as may be established after the date hereof.

“Borrower” has the meaning prescribed for such term in the preamble paragraph of this Agreement.

“Borrowing Base” means, as of any date of determination, an amount equal to:

(a) ninety percent (90%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible Accounts; plus

(b) the least of:

(i) the sum of:

(A) fifty percent (50%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible Inventory; plus

(B) forty-five percent (45%) (or such lesser percentage as Lender may in its sole and absolute discretion determine from time to time) of the Net Amount of Eligible In-Transit Inventory;

(ii) $2,250,000; or

(iii) fifty percent (50%) of the aggregate amount of Revolving Loans outstanding, minus

(c) the sum of all Reserves.

Without limiting Lender’s discretion to implement other Reserves, Lender shall institute Reserves with respect to Eligible Accounts in the event that dilution exceeds 1.00% such that the advance rate shall be reduced by 1.00% for each percentage of dilution in excess of 1.00% and Lender shall institute Reserves in the amount of any Producer Payables.

“Borrowing Base Certificate” means a certificate in the form of Exhibit A attached hereto or otherwise in a form acceptable to Lender.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in Los Angeles, California, are authorized or required by law to remain closed, or is a day when Lender is otherwise closed.

“Borrowed Debt” means Debt (i) that is represented by notes payable, drafts accepted, bonds, debentures or similar instruments that represent extensions of credit, (ii) upon which interest charges are customarily paid (other than trade Debt), (iii) that was issued or assumed as full or partial payment for property, (iv) that is evidenced by a guarantee (but only if the obligations guaranteed would otherwise qualify as Money Borrowed), (v) that constitutes reimbursement obligations with respect to letters of credit, or (vi) that constitutes a Capitalized Lease Obligation.

“Capex Facility Limit” means $500,000.

“Capex Loans” means the advances made to Borrower pursuant to Section 2.6.

“Capital Expenditures” means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are required to be capitalized in accordance with GAAP.

“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means Debt represented by obligations under a Capitalized Lease, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time, (a) the Controlling Equity Holder shall cease to beneficially own and control at least one hundred percent (100%) on a fully diluted basis of the economic and voting interests in the Equity Interests of Borrower, (b) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) other than the Controlling Equity Holder (i) shall have acquired beneficial ownership of ten percent (10%) or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower, (c) Borrower shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests in each of its Subsidiaries (if any), or (d) any “change of control” or similar event under any Subordinated Debt shall occur.

“Closing Date” means the date on which all such conditions precedent set forth in Section 4 have been satisfied or waived in writing by Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means and includes all of Borrower’s now owned or hereafter acquired assets, whether tangible or intangible, including without limitation all of Borrower’s right, title and interest in and to each of the following, wherever located and whether now existing or hereafter arising or acquired: (a) all accounts, (b) all inventory, (c) all equipment and fixtures, (d) all contract rights, (e) all general intangibles, including without limitation payment intangibles and software, (f) all Intellectual Property, (g) all securities accounts, deposit accounts, cash, money, drafts, certificates of deposit, and general and special deposits, (h) all investment property and financial assets (other than margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), (i) all instruments, (j) all chattel paper, including without limitation, electronic chattel paper, (k) all goods and all accessions thereto, (1) all healthcare-insurance receivables, (m) all leases, (n) all reporting obligations, (o) all documents, (p) all letter of credit rights, (q) all insurance and certificates of insurance pertaining to any and all items of Collateral, (r) all books and records, (s) all files, correspondence, computer programs, tapes, disks and related data processing software and other media which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, (t) all cash deposited with any Affiliate of Lender, (u) all commercial tort claims, including, without limitation, those described on Schedule 1.1 hereto, if any, and (v) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form; provided, however, that “Collateral” shall not include the Excluded Property.

“Collection Account” means the special account maintained with UMB Bank, n.a., in the name of Lender, for the benefit of Borrower, over which Lender alone has the power of withdrawal.

“Concentration Limit” means twenty percent (20%) of total accounts of Borrower deemed Eligible Accounts other than with respect to clause (m) of the definition of “Eligible Accounts”; provided, however, as it relates solely to accounts of Borrower (a) from Trader Joes, the Concentration Limit means fifty percent (50%), (b) from Walmart/Sam’s Club, the Concentration Limit means thirty-five percent (35%), and (c) from Whole Foods, the Concentration Limit means twenty five percent (25%).

“Contingent Liability” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Contract Rate” means for any date a per annum rate equal to the sum of the Base Rate in effect from time to time plus one and one half percent (1.50%).

“Controlling Equity Holder” means Salvatore Galletti or any successor or assign thereof approved by Lender in its sole and absolute discretion.

“Cross Aging Percentage” shall mean thirty five percent (35%) of the aggregate balance of all accounts owing by a particular Account Debtor.

“Debt” means, without duplication, (a) all obligations for Borrowed Debt or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (b) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (c) Capitalized Lease Obligations, (d) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by a Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (e) all Contingent Liabilities of such Person, (f) Disqualified Equity Interests, including all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrant, right or option to acquire such Equity Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference, and (g) in the case of Borrower, the Loans.

“Debt to be Repaid” means the Debt owed to Community Bank.

“Default” means any of the events specified in Section 10.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

“Default Rate” means the Contract Rate plus three (3.00%) per annum.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security of other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to six months after the Maturity Date, (c) contains any repurchase obligation that may come into effect prior to payment in full of all Obligations, (d) requires cash dividend payments prior to six months after the Maturity Date, (e) provides the holders of such Equity Interest thereof with any rights to receive any cash upon the occurrence of a change of control prior to six months after the date on which the Obligations have been irrevocably paid in full, unless the rights to receive such cash are contingent upon the Obligations being irrevocably paid in full, or (f) is prohibited by the terms of this Agreement.

“Dollar” and “$” means freely transferable United States dollars.

“EBITDA” means, for any period, the sum of (a) Net Income (or Net Loss) for such period, plus (b) the cash interest expense for such period, plus (c) the provision for income taxes allocable to such period, plus (d) any depreciation or amortization expenses incurred in determining Net Income (or Net Loss) for such period.

“Eligible Accounts” shall mean all accounts of Borrower which are deemed by Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base. In no event shall Eligible Accounts include the following:

(a) accounts (i) which are due and payable within 30 days and which remain unpaid more than 90 days past their original invoice dates, (ii) which are due and payable within 15 days and which remain unpaid more than 45 days past their original invoice dates, (iii) which are due and payable within 10 days and which remain unpaid more than 30 days past their original invoice dates;

(b) accounts which are not due and payable within 30 days after their original due dates;

(c) accounts owing by a single Account Debtor if more than the Cross Aging Percentage of such accounts is ineligible pursuant to clauses (a) or (b) above;

(d) accounts with respect to which the Account Debtor is an Affiliate of Borrower;

(e) accounts with respect to which the obligation of payment by the Account Debtor is or may be conditional for any reason whatsoever including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill and hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding;

(f) accounts with respect to which the Account Debtor is not a resident or citizen of, or otherwise located in, the United States of America or with respect to which the Account Debtor is not subject to service of process in the United States of America;

(g) accounts with respect to which the Account Debtor is the United States of America or any other federal governmental body unless such accounts are duly assigned to Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable);

(h) accounts with respect to which Borrower is or may be liable to the Account Debtor in any way, or which is subject to any right of setoff or recoupment, or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor;

(i) owed by an Account Debtor, to the extent the amount owing thereon, exceeds the credit limit extended to such Account Debtor by Borrower;

(j) which is evidenced by a promissory note or other instrument or by chattel paper;

(k) which arises out of a sale not made in the ordinary course of the Borrower’s business;

(1) with respect to which any of the following events has occurred as to the Account Debtor on such Account: death or judicial declaration of incompetency, if the Account Debtor is an individual, the filing of any petition for relief under the bankruptcy code or similar proceeding, a general assignment for the benefit of creditors, the appointment of a receiver or trustee, application or petition for dissolution, the sale or transfer of all or any material part of the assets or the cessation of the business as a going concern;

(m) accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the applicable Account Debtor or accounts with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the applicable Account Debtor;

(n) accounts which are not invoiced within 3 days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto by the applicable Account Debtor;

(o) accounts that are not invoiced within the period specified in the contract giving rise thereto or, with respect to such contract, pursuant to a documented change request of the applicable Account Debtor;

(p) accounts which are not subject to a first priority perfected security interest in favor of Lender;

(q) that portion of an account balance owed by a single Account Debtor which exceeds the Concentration Limit;

(r) accounts with respect to which the Account Debtor is located in any state that requires Borrower to qualify to do business in such state or to file a business activities report or similar report in order to permit Borrower to seek judicial enforcement in such state of payment of such account, unless Borrower is qualified to do business in such state or is in compliance with any such filing requirements;

(s) accounts which represent a progress billing;

(t) accounts with respect to which there exists any Lien in favor of any Person other than Lender, unless such Lien has been fully and unconditionally subordinated to Lender’s security interest pursuant to a written agreement in form and substance acceptable to Lender;

(u) accounts representing funds paid by vendors of Borrower in connection with promotion of such vendors’ brands; and

(v) accounts that Lender, in its sole and absolute discretion, has determined to be ineligible.

“Eligible In-Transit Inventory” means Inventory that satisfied all of the requirements to constitute Eligible Inventory other than clause (I) (because such Inventory is in-transit to the United States), and such Inventory (i) has been purchased from a foreign supplier, (ii) is in the process of being shipped directly from a foreign country to a customs broker in the United States (iii) has not yet been delivered to the Borrower, (iv) is covered by a non-negotiable document of title, (v) is supported by a letter of credit or covered by marine transit insurance, in each case in form and substance acceptable to Lender in its sole and absolute discretion, and (vi) is subject to an imported inventory agreement, in form and substance acceptable to Lender.

“Eligible Inventory” means, as at any date of determination, all inventory owned by and in the possession of Borrower and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory:

(a) work-in-process;

(b) finished goods which do not meet the specifications of the purchase order for such goods;

(c) inventory which Lender determines, in its sole and absolute discretion, to be unacceptable for borrowing purposes;

(d) inventory with respect to which Lender does not have a valid, first priority and fully perfected Lien;

(e) inventory with respect to which there exists any Lien in favor of any Person other than Lender or which has been consigned to Borrower;

(f) packaging and shipping materials, products and labels;

(g) inventory that is within 6 months (or 30 days with respect to refrigerated inventory) of its expiration date, slow-moving or obsolete or returned or repossessed or used goods taken in trade;

(h) inventory consisting of sub-assemblies;

(i) inventory produced in violation of the Fair Labor Standards Act, in particular provisions contained in Title 29 U.S.C. 215 (a)(i);

(j) customer-supplied inventory;

(k) inventory that is subject to any license or other agreement that limits, conditions, or restricts Borrower’s or Lender’s right to sell or otherwise dispose of such inventory or is the subject of a claim that Borrower’s use, marketing, sale, or distribution thereof violates the ownership, patent, copyright, trademark, or other rights of a Person other than Borrower unless such inventory can be repackaged and sold by Lender; and

(l) inventory that is in transit or located at a location for which Lender does not have a valid landlord’s or warehouseman’s waiver or subordination on terms and conditions acceptable to Lender in its sole and absolute discretion and inventory located at any location other than those listed on Schedule 5.1(p).

“Environmental Laws” means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute, and any rule or regulation issued thereunder.

“Event of Default” means any of the events specified in Section 10.1.

“Excluded Property” means (a) any lease, license or contract to which Borrower is a party, or any license, consent, permit, variance, certification, authorization or approval of any governmental authority (or any person acting on behalf of a governmental authority) of which Borrower is the owner or beneficiary, or any of its rights or interests thereunder, if and for so long as the grant of a security interest therein shall constitute or result in (i) the abandonment, invalidation or unenforceability of the right, title or interest of Borrower therein or (ii) a breach or termination pursuant to the terms of, or a default under, such lease, license or contract or such license, consent, permit, variance, certification, authorization or approval (other than, in the case of clauses (i) and (ii), to the extent that any such term would be rendered ineffective pursuant to Section 9.406, 9.407, 9.408 or 9.409 of the UCC or any other Applicable Law or principles of equity); (b) any equipment owned by Borrower on the date hereof or hereafter acquired that is subject to a purchase money lien or a Lien securing a Capital Lease Obligation permitted to be incurred hereunder if the contract or other agreement (or the documentation providing for such permitted purchase money debt or Capitalized Lease Obligations) in which such Lien is granted validly prohibits the creation of any other Lien on such equipment; (c) any intent-to-use trademark application prior to the filing and acceptance of evidence of the use of such trademark in interstate commerce to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under Applicable Law; provided that (x) no accounts, inventory or other Collateral at any time included in the Borrowing Base shall be Excluded Property and (y) if any Excluded Property would otherwise constitute Collateral, then, immediately upon such property ceasing to constitute Excluded Property for any reason, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

“Facility Limit” means the sum of the Capex Facility Limit and the Revolving Facility Limit.

“Facility Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date on which Borrower terminates the loan facility contemplated hereunder pursuant to Section 3.4, and (c) the date on which Lender’s commitment to make Loans is terminated pursuant to Section 10.2.

“Financial Statements” means, (a) with respect to financial statements dated as of a date prior to the Closing Date, (i) the balance sheet of Borrower for its fiscal year ended December 31, 2016, and the related statements of profit and loss and cash flows for the year ended on such date, reviewed by independent public accountants, and (ii) its company prepared balance sheet as of June 30, 2017, and the related statements of profit and loss and cash flows for the monthly period then ended, and (b) with respect to financial statements dated after the Closing Date, the financial statements delivered to Lender pursuant to Section 8.1(a) and Section 8.1(b), respectively.

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of each calendar month for the twelve consecutive months then ending of (a) EBITDA for such period minus cash taxes paid during such period (including distributions to shareholders for the payment of taxes), minus Non-Financed Capital Expenditures made during such period, minus any Restricted Payments, to (b) without duplication, cash interest expense paid during such period, plus principal payments on Debt which were made or scheduled to be paid during such period, plus payments on Capitalized Leases during such period, plus all dividends and distributions made by Borrower in respect of its Equity Interests during such period, plus management fees or advisory fees paid during such period, all calculated for Borrower and its Subsidiaries on a consolidated basis. The Permitted Affiliate Loan from the calculation of the Fixed Charge Coverage Ratio.

“FX Obligations” means, if any, the obligations of Borrower to UMB Bank, n.a. under certain foreign exchange facilities. The FX Obligations will be separately managed by UMB Bank, n.a., will be supported by separate collateral and shall not be secured by the Collateral.

“GAAP” means generally accepted accounting principles and practices consistently applied.

“Guarantor” and “Guarantors” Salvatore Galletti and each other Person that guarantees the payment and performance of any of the Obligations; provided, however, the guaranty of Salvatore Galletti shall be released by Lender if Borrower delivers a Compliance Certificate for the fiscal period ending on January 31, 2018 demonstrating as follows: (A) no Default or Event of Default has occurred, and (B) Borrower’s Fixed Charge Coverage Ratio is not less than 1.10 to 1.00.

“Intellectual Property” means, as to any Person, all of such Person’s then owned and existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all rights to sue for past, present and future infringements of any of the foregoing.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any Debt or Equity Interest, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business and consistent with historical practices) or by making an Acquisition.

“Lender” has the meaning prescribed for such term in the preamble paragraph of this Agreement.

“Lender’s Office” means the office of Lender located at 333 South Grand Avenue, Suite 2200, Los Angeles, California 90071, or such other office as Lender may designate from time to time.

“LIBOR Rate” means, on any date of determination, the rate of interest per annum reported on Reuters Screen LIBOR01 (or any successor page or other commercially available, generally recognized financial information source providing quotations of LIBOR as determined by Lender from time to time) at approximately 11:00 a.m., London time, on such day (or, if such day is not a Business Day, on the preceding Business Day) for dollar deposits in the amount of $1,000,000 with a maturity of one month.

“LIBOR Business Day” means a day that commercial banks are open with respect to the transaction of international commercial banking business (including dealings in Dollar deposits) in London, England.

“Lien” means, with respect to any Person, any security interest, chattel mortgage, charge, mortgage, deed to secure debt, deed of trust, lien, pledge, Capitalized Lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom.

“Loans” means, collectively, the Capex Loans and the Revolving Loans.

“Loan Documents” means, collectively, this Agreement, each agreement or document now or hereafter executed and delivered by any Person to evidence or secure the Obligations and each other instrument, agreement and document now or hereafter executed and delivered in connection with this Agreement or the Loans.

“Material Adverse Change” means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower or any of its subsidiaries, (b) the ability of Borrower or any of its subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document.

“Maturity Date” means September 25, 2020.

“Maximum Rate” means the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the Loans under the laws which are presently in effect of the United States and the State of California applicable to Lender and such Debt or, to the extent permitted by law, under Applicable Law of the United States and the State of California which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws now allows.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

“Net Amount” means (a) with respect to Eligible Accounts at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed and (b) with respect to Eligible Inventory at any time, the lesser of cost value or market value thereof, determined in a manner acceptable to Lender, and excluding any portion of cost attributable to intercompany profit between Borrower and its Affiliates, after deducting the amount of any Permitted Liens on such Inventory warehouseman’s liens.

“Net Income” or “Net Loss” means, with respect to any Person, the net income or net loss of such Person for the period in question (after provision for income taxes) determined in accordance with GAAP, provided that the impact of any extraordinary gains, determined in accordance with GAAP, shall be excluded from the determination of “Net Income” and “Net Loss.”

“Net Worth” of any Person means the total shareholders’ or members’ equity (including Equity Interests, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

“Non-Financed Capital Expenditures” means Capital Expenditures that are made with funds other than funds obtained from a seller of the capital assets, by a lender, lessor or another financial institution, including, without limitation, Lender, for the specific purpose of making such Capital Expenditure, provided, however, that Capital Expenditures funded from advances under the Loans shall be considered Non-Financed Capital Expenditures.

“Obligations” means (i) all Loans or other advances made by Lender to Borrower pursuant to this Agreement or otherwise, (ii) all future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Lender to Borrower, whether or not the advances or value are given pursuant to a commitment and whether or not Borrower is indebted to Lender at the time of such advance; (iii) any and all other debts, liabilities and obligations of every kind and character of Borrower to Lender, whether now or hereafter existing, and regardless of whether such present or future debts, liabilities or obligations are direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and regardless of whether such present or future debts, liabilities or obligations may, prior to their acquisition by Lender, be or have been payable to, or be or have been in favor of, some other Person or have been acquired by. Lender in a transaction with one other than Borrower (it being contemplated that Lender may make such acquisitions from others), howsoever such debts, liabilities or obligations shall arise or be incurred or evidenced; (iv) any and all other debts, liabilities and obligations of every kind and character of Borrower to any Affiliate of Lender, whether now or hereafter existing, and regardless of whether such present or future debts, liabilities or obligations are direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and regardless of whether such present or future debts, liabilities or obligations may, prior to their acquisition by such Affiliate, be or have been payable to, or be or have been in favor of, some other Person or have been acquired by such Affiliate in a transaction with one other than Borrower (it being contemplated that Affiliates of Lender may make such acquisitions from others), howsoever such debts, liabilities or obligations shall arise or be incurred or evidenced; (v) interest on all of the debts, liabilities and obligations set forth above (including interest accruing after the filing of any bankruptcy or similar petition); (vi) letter of credit reimbursement obligations, liabilities in respect of any bank products, credit card facilities, foreign exchange facilities or hedging agreements, including without limitation, interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing), (vii) all costs, fees and expenses payable by Borrower to Lender or any Affiliate of Lender pursuant to any of the Loan Documents; and (viii) any and all renewals, extensions, modifications and increases of the debts, liabilities and obligations set forth above, or any part thereof. The term “Obligations” shall not include any FX Obligations.

“Obligors” means Borrower, each Guarantor of the Obligations, and all other Persons obligated to Lender in respect of the Obligations and “Obligor” means any one of them.

“Operating Lease” means any lease (other than a lease constituting a Capitalized Lease) of real or personal property determined in accordance with GAAP.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Permitted Affiliate Loan” means a loan from Borrower to an Affiliate of Borrower to assist in the establishment of an operation in Italy, in a maximum outstanding amount any time of $1,000,000.

“Permitted Debt” means (a) Debt constituting purchase money indebtedness or Capital Lease Obligations in aggregate amount outstanding not to exceed $50,000, (b) the Obligations, (c) trade payables and other contractual obligations arising in the ordinary course of business that are not past due by more than 90 days, and (d) Debt existing on the Closing Date and described on Schedule 9.3 attached hereto and made a part hereof.

“Permitted Investments” means Investments of Borrower in (a) negotiable certificates of deposit issued by any commercial bank having capital and surplus in excess of $100,000,000, and (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of repurchase of not more than one year and repurchase agreements relating to the same.

“Permitted Liens” means: (a) Liens which constitute purchase money security interests or arise in connection with Capital Leases (and attaching only to the property being purchased or leased) permitted under clause (a) of the definition of Permitted Debt; provided that any such Lien attaches to such property within fifteen (15) days of the acquisition thereof and attaches solely to the property so acquired or leased, (b) Liens in favor of Lender, (c) Producer’s Liens to the extent disclosed in the manner required by this Agreement and to the extent such liens do not secure Producer Payables more than 10 days past the applicable invoice date, (d) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be past due, and (ii) in the case of warehousemen or landlords controlling locations where inventory is located, only if such Liens have been waived or subordinated to the security interest of Lender in a manner satisfactory to Lender, and (e) the Liens existing on the Closing Date and described on Schedule 9.4 attached hereto and made a part hereof.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Prime Rate” means the rate per annum published from time to time by The Wall Street Journal as the base rate for corporate loans at large commercial banks (or if more than one such rate is published, the higher or highest of the rates so published). If such rate is no longer published by The Wall Street Journal, then Lender shall, in its sole and absolute discretion, substitute the base or prime rate for corporate loans at a large commercial bank for the base rate published in The Wall Street Journal. Such rate may not necessarily be the lowest or best rate actually charged to any customer of such commercial bank.

“Producer’s Lien” means any agricultural producer’s lien, statutory trust (including, without limitation, the statutory trust created by the Perishable Agricultural Commodities Act, as amended) or similar security arrangements that secure the payment of any amounts owed from time to time by Borrower to any Person (including, without limitation, producers, suppliers, sellers and their agents) on account of the purchase price of agricultural products or services.

“Producer Payables” means accounts payable with are subject to a Producer’s Lien.

“Related Company” means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

“Reserve” means, as of any date of determination, an amount from time to time established by Lender in its sole and absolute discretion as a reserve in reduction of the Borrowing Base in respect of contingencies or other potential factors (such as, without limitation, rebates, sales taxes, property taxes, installation. delivery expenses, warranties and repackaging costs) which could adversely affect or otherwise reduce the anticipated amount of timely collections in payment of Eligible Accounts or the value (whether at cost, market or orderly liquidation value) of Eligible Inventory, which could affect the enforceability, perfection or priority of Lender’s Lien on the Collateral or which does or would with notice or passage of time or both, constitute an Event of Default. The “Reserve,” if any from time to time, does not represent cash funds.

“Restricted Payments” means, with respect to any Person, (a) the retirement, redemption, purchase, or other acquisition for value of any Equity Interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any Equity Interests (excluding distributions made solely in shares of stock of the same class and further excluding distributions for the payment of taxes in an amount not exceeding the liability of each such shareholder for income taxes solely attributable to Borrower’s net income) or any other payment by such Person in respect of Equity Interests, (c) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt, (d) the payment by any Person of the principal amount of or interest on any Debt (other than trade debt in the ordinary course) owing to an Affiliate of such Person, or (e) pay any management fees or similar fees to any Person, including, without limitation, any holders of its Equity Interests or any Affiliate thereof.

“Revolving Facility Limit” means $4,000,000.

“Revolving Loans” means the advances made to Borrower pursuant to Section 2.1.

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and antiterrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other governmental authorities with jurisdiction over Borrower.

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-Specially Designated Nationals List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Schedule of Accounts” means a schedule delivered by Borrower to Lender pursuant to the provisions of Section 8.3(a).

“Schedule of Inventory” means a schedule delivered by Borrower to Lender pursuant to the provisions of Section 8.3(c).

“Solvent” means, when used in connection with any Person, that such Person has assets of a fair value which exceeds the total liabilities of such Person and which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and that such Person is able to, and anticipates that it will be able to, meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged, and when used in connection with Borrower, that all of the foregoing requirements are true after given effect to the transactions contemplated hereby, and that Borrower will not be rendered insolvent by the execution and delivery of the Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

“Subordinated Debt” means Debt of Borrower to a third Person (i) that has been approved in writing by Lender and (ii) that has been subordinated to the payment of the Obligations pursuant to a written subordination agreement executed by Lender and the holder of such Debt containing terms acceptable to Lender in its sole and absolute discretion.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, or other legal entity in which that Person directly or indirectly owns or controls the shares of Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint a majority of other comparable managers) of such corporation, partnership, limited liability company, or other legal entity.

“Tangible Net Worth” means (a) the Net Worth of Borrower at the time in question, less (b) the amount of all intangible items (e.g. goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises, organization or research and development costs), amounts due from Affiliates, employees, officers, managers, directors, members and shareholders, and all other items which should properly be treated as intangibles in accordance with GAAP, less (c) deferred tax liabilities of Borrower, plus (d) Subordinated Debt of Borrower.

“Termination Event” means (a) a “Reportable Event” as defined in Section 4043 of ERISA, but excluding any such event as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California, including without limitation, any amendments thereto which are effective after the date hereof or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“Unfunded Vested Liabilities” shall mean the amount (if any) by which (i) the actuarial present value of accumulated benefits under a Benefit Plan which are vested exceeds (ii) such Benefit Plan’s net assets available for benefits (all as determined in connection with the filing of Borrower’s most recent Annual Report on Form 5500) but only to the extent such excess would, if such Benefit Plan were to terminate as of such date, represent a liability of Borrower or any ERISA Affiliate to the PBGC under Title IV of ERISA. In each case the foregoing determination shall be made as of the most recent date prior to the filing of said Annual Report as of which such actuarial present value of accumulated Plan benefits is determined.

Section 1.2 UCC Terms. Terms defined in the UCC (such as, but not limited to, accounts, chattel paper, commercial tort claims, contract rights, deposit account, documents, electronic chattel paper, equipment, financial assets, fixtures, general intangibles, goods, instruments, investment property, inventory, proceeds, security, security certificates and tangible chattel paper), as and when used (without being capitalized) in this Agreement or the Loan Documents, shall have the meanings given to such terms in the UCC.

Section 1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to Lender hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the reviewed financial statements of Borrower referenced in Section 5.1(1).

Section 1.4 Interpretative Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

ARTICLE II - REVOLVING CREDIT FACILITY

Section 2.1 Revolving Loans. Subject to the terms and conditions of this Agreement, prior to the Facility Termination Date Lender shall make revolving loans and advances to Borrower (each a “Revolving Loan” and collectively the “Revolving Loans”) in an outstanding aggregate amount not to exceed at any time the lesser of (a) the Revolving Facility Limit and (b) the Borrowing Base. Borrower may borrow, repay and reborrow the principal of the Revolving Loans in accordance with the terms of this Agreement.

Section 2.2 Advances. A request for a Revolving Loan shall be made, or shall be deemed to be made, in the following manner:

(a) Borrower may request a Revolving Loan by notifying Lender (a “Notice of Borrowing”), before 10:00 a.m. Los Angeles, California, time) on the proposed borrowing date, of Borrower’s intention to borrow and specifying the effective date and amount of the requested advance. Any Notice of Borrowing may be made by telephone and confirmed in writing (including email or facsimile) with each writing being in a form acceptable to Lender; provided that the failure to provide written confirmation shall not invalidate any telephonic notice and, if such written confirmation differs in any respect from the action taken by Lender, the records of Lender shall control absent manifest error.

(b) Borrower’s failure to pay any amount required to be paid under any Loan Document or any Obligation shall be deemed, in Lender’s sole and absolute discretion, to be a request for a Revolving Loan on the due date in the amount required to pay such amount, and such request shall be irrevocable. Lender shall not have any obligation to Borrower to honor any deemed request for an advance but may do so in its sole and absolute discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

Section 2.3 Repayment of the Revolving Loans. The Revolving Loans shall be repaid as follows: (a) unless accelerated in accordance with the terms hereof, the outstanding principal amount of, and all accrued and unpaid interest on, the Revolving Loans are due and payable, without demand, on the Maturity Date; (b) if any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder. If at any time the principal of, and interest upon, any portion of the Revolving Loans exceed the lesser of (i) the Revolving Facility Limit or (ii) the Borrowing Base, Borrower shall immediately repay the Revolving Loans in the amount to eliminate such excess; and (c) Borrower hereby instructs Lender to repay the Revolving Loans on any day in an amount equal to the amount received by Lender on such day pursuant to Section 6.2.

Section 2.4 Disbursement of Revolving Loans. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of the Revolving Loans requested, or deemed to be requested, pursuant to this Article II as follows: (i) each advance requested under Section 2.2(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, (a) in the case of the initial advance under the Revolving Loan, in accordance with the written instructions from Borrower to Lender, and (b) in the case of each subsequent advance, to a deposit account owned by Borrower and designated in writing by Borrower to Lender; and (ii) the proceeds of each advance requested under Section 2.2(ii) shall be distributed by Lender by way of direct payment of the relevant Obligation.

Section 2.5 Deemed Requests for Revolving Loans to Pay Required Payments. All payments of principal, interest, fees and other amount payable hereunder, including all reimbursements for expenses pursuant to Section 11.2, may be paid from the proceeds of Revolving Loans, whether made pursuant to a request by Borrower or a deemed request as provided herein. Borrower hereby irrevocably authorizes Lender to make any Revolving Loan for the purpose of paying principal, interest, fees and other amounts payable under the Loan Documents, including reimbursing costs or expenses for which Borrower is obligated under the Loan Documents, whether or not any condition precedent specified by Article IV has been satisfied, and agrees that all Revolving Loans so made shall be deemed to have been requested by Borrower pursuant to this Agreement.

Section 2.6 Capex Loans. Subject to the terms of this Agreement, including, without limitation, Article IV, upon the request of Borrower, Lender shall make advances to Borrower (each a “Capex Loan” and collectively the “Capex Loans”) in an aggregate principal amount not to exceed $500,000 to purchase new equipment and Borrower hereby agrees to repay to Lender the Capex Loans, together with interest thereon, in the manner provided below.

(a) Each Capex Loan shall be in an amount of not less than $50,000. Amounts advanced may not be readvanced hereunder.

(b) Each Capex Loan shall not exceed 80% of the net purchase price of the new equipment deemed acceptable to Lender in its sole and absolute discretion, excluding charges for taxes, transportation, installation and other similar “soft costs” as determined by Lender in its sole and absolute discretion.

(c) Borrower may request a Capex Loan to reimburse Borrower for the aggregate amount of new equipment purchased up to 30 days prior to the request for such Capex Loan as follows:

(A) Borrower may, prior to purchasing the new equipment, deliver to Lender a purchase order (or such other information as Lender may reasonably request) and the terms of such purchase shall be acceptable to Lender and upon receipt of such information, Lender will provide Borrower with an estimate of the “hard cost” of such equipment (i.e. the cost of such equipment net of all “soft costs”).

(B) After purchasing the new equipment, Borrower shall deliver to Lender:

(1) a Compliance Certificate covering the most recent completed fiscal period, demonstrating that no Default or Event of Default has occurred or would result from the making of such Capex Loan (after giving effect to any interest payments which will become due and any increase in indebtedness);

(2) a copy of the applicable bills of sale (and such other information as Lender may request) establishing to Lender ‘s reasonable satisfaction that Borrower is the owner of the equipment free and clear of liens; and

(C) After Lender has received the information set forth in clause (c)(B), Lender will disburse the Capex Loan to Borrower.

(d) Borrower shall pay interest on each Capex Loan at the applicable Contract Rate in accordance with Section 3.1 and shall make monthly payments of principal based upon a five year straight-line amortization commencing on the first day of the first month following the funding of each requested Capex Loan, and continuing on the first day of each month thereafter, provided that any remaining unpaid principal balance of all Capex Loans and any accrued interest thereon shall be due and payable on the Facility Termination Date.

ARTICLE III - GENERAL LOAN PROVISIONS; FEES AND EXPENSES

Section 3.1 Interest.

(a) Loans. Borrower shall pay interest on the unpaid principal amount of the outstanding Obligations at a rate per annum equal to the lesser of (i) the Maximum Rate and (ii) the Contract Rate applicable to such Obligations, and such interest shall be, payable monthly in arrears on the first day of each calendar month and on the Facility Termination Date.

(b) Default Rate. From and after the occurrence of an Event of Default, the unpaid principal amount of all Obligations shall, at the option of Lender, bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by Lender) at a rate per annum equal to the lesser of (i) the Maximum Rate and (ii) the Default Rate, payable on demand.

(c) Computation of Interest. The interest rates provided for in Sections 3.1(a) and (b) shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, any calculation of the Maximum Rate shall be computed on the basis of the actual days elapsed in a year of 365 or 366 days, as appropriate.

Section 3.2 Fees and Expenses.

(a) Unused Line Fee. Borrower agrees to pay to Lender an unused line fee for the period from the date hereof through the Facility Termination Date of one half of one percent (0.50%) per annum on the average daily unborrowed amount of the Revolving Facility Limit during such period. Such unused line fee shall be payable monthly in arrears on the first day of the next calendar month until the Facility Termination Date and on the Facility Termination Date (pro-rated for any period of less than one calendar month). Such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The parties hereto agree that such unused line fee constitutes reasonable consideration for Lender’s taking of appropriate actions to be able to make available to Borrower the amount of the Revolving Facility Limit for such period.

(b) Minimum Usage Fee. Until the Loans have been paid in full and this Agreement is terminated, Borrower agrees to pay to Lender, on the first day of each calendar month and on the Termination Date, a minimum usage fee in an amount equal to the difference between: (i) the calculated monthly interest accruing for Revolving Loans had the average daily outstanding amount of such Revolving Loans during the immediately preceding month (or shorter period if calculated on the Termination Date or first monthly measurement date) been equal to $2,000,000; and (ii) the sum of the actual monthly interest accrued for Revolving Loans for the immediately preceding month (or shorter period if calculated on the Termination Date or first monthly measurement date). Such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments on the Revolving Loans received by Lender shall be deemed to be credited to such Revolving Loans immediately upon receipt for purposes of calculating the amount payable hereunder.

(c) Annual Fee. In consideration for Lender’s agreement to make the Loan in accordance with the terms of this Agreement, Borrower shall pay to Lender an annual fee on the first anniversary of this Agreement and on each anniversary thereafter in the amount of $10,000.

(d) Origination Fee. In consideration for Lender’s agreement to make the Loans in accordance with the terms of this Agreement and in order to compensate Lender in part for the costs associated with the Loans, Borrower shall pay to Lender on the date hereof an origination fee in the amount of $45,000. Such origination fee is in addition to the expenses and other fees that Borrower has agreed to pay elsewhere in this Agreement. Such origination fee shall in all respects be limited so that interest on the Obligations is at all times less than interest calculated at the Maximum Rate.

(e) Early Termination Fees. The early termination fee shall be an amount equal to (i) three percent (3.00%) of the Facility Limit if the termination occurs on or prior to the first anniversary of the date hereof, (ii) two percent (2.00%) of the Facility Limit if the termination occurs after the first anniversary of the date hereof but on or prior the second anniversary of the date hereof; and (iii) and one percent (1.00%) of the Facility Limit if the termination occurs any time after the second anniversary of the date other than the Maturity Date.

(f) Float Fee. Lender shall be entitled to charge Borrower for one (1) Business Day of “float” at the Contract Rate, or if Lender so elects after an Event of Default has occurred, at the Default Rate, on all collections, checks, wire transfers, or other items of payment that are received by Lender. This across-the-board float charge on all receipts is acknowledged by the parties to constitute an integral aspect of the pricing of Lender’s facility to Borrower, and shall apply irrespective of the level of Borrower’s Obligations to Lender.

(g) Expenses. The expenses as set forth in Section 11.2.

Section 3.3 Manner of Payment.

(a) Timing. Each payment by Borrower on account of the Obligations payable to Lender by Borrower pursuant to this Agreement or the other Loan Documents shall be made not later than 1:00 p.m. (Los Angeles, California, time) on the applicable due date (or if such day is not a Business Day, the next succeeding Business Day, provided that interest shall continue to accrue until such payment is made). All payments shall be made to Lender at Lender’s Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

(b) Charging Accounts. Borrower hereby irrevocably authorizes Lender and each Affiliate of Lender to charge any account of Borrower maintained with Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Obligations owed by Borrower which are not paid when due.

Section 3.4 Termination of Agreement or Facility.

(a) Required Payments of Loans. On the Facility Termination Date, Borrower shall pay to Lender (i) the outstanding principal of, and accrued and unpaid interest on, the Loans on such date, (ii) all fees accrued and unpaid, (iii) any amounts payable to Lender pursuant to the other provisions of this Agreement or any other Loan Document, and (iv) any and all other Obligations then outstanding.

(b) Early Termination. If (i) Borrower terminates this Agreement prior to the Maturity Date for any reason whatsoever or (ii) Lender’s commitment to make Loans hereunder terminates (whether automatically under Section 10.2(a) or by action of Lender pursuant to Section 10.2(b), Borrower acknowledges that such termination would result in the loss to Lender of the benefits of this Agreement and, as a result thereof, Borrower shall pay to Lender an early termination fee in the amount provided in Section 3.2(e).

Section 3.5 Evidence of Debt.

(a) At the request of Lender, the Loans shall be further evidenced by one or more promissory notes.

(b) Lender shall maintain accounts in which it will record (i) the amount of each Loan extended hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to Lender hereunder, and (iii) the amount of any payment received by Lender hereunder from Borrower.

(c) The entries in the accounts maintained pursuant to subsection (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded, provided, however, that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.

Section 3.6 Changes in Capital Adequacy Regulations. If Lender reasonably determines that the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender is increased as a result of a Change in Law, then, within 15 days of demand for payment by Lender to Borrower, Borrower shall pay Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which Lender determines is attributable to this Agreement and any facility hereunder.

Section 3.7 Lender Statements; Survival of Indemnity. Lender shall deliver a written statement to Borrower as to the amount due, if any, under Section 3.6. Such written statement shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement of Lender shall be payable on demand after receipt by Borrower of such written statement. The obligations of Borrower under Section 3.6 shall survive payment of the Obligations and termination of this Agreement.

Section 3.8 Maximum Interest; Controlling Limitation.

(a) Lender and Borrower each acknowledges, agrees, and declares that it is its intention to expressly comply with all Applicable Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any Applicable Law) under the Loan Documents paid by Borrower, received by Lender or agreed to be paid by Borrower, or requested or demanded to be paid by Lender exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section. To the extent permitted by Applicable Law, all interest paid, or agreed to be paid, by Borrower, or taken, reserved, or received by Lender shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, Lender shall never be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of Borrower that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations other than interest and, if the principal balance thereof is paid in full, any remaining excess shall forthwith be refunded to Borrower. Subject to the foregoing, Borrower hereby agrees that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by Borrower pursuant to and in accordance with the Loan Documents which may be deemed to be interest under any Applicable Law, shall be deemed to be a rate which is agreed to and stipulated by Borrower and Lender in accordance with Applicable Law.

(b) To the maximum extent permitted under any Applicable Law, Borrower and Lender shall (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (ii) exclude prepayments, acceleration, and the effect thereof.

(c) Subject to Section 3.8(a), after any period during which the limitations prescribed by Section 3.8(a) have limited the applicable rate of interest on the Obligations to the Maximum Rate when, absent such limitations, such applicable rate would have exceeded the Maximum Rate, then, thereafter, the rate of interest applicable to the Obligations shall instead be deemed to be, and shall remain at, the Maximum Rate (notwithstanding any other provision of this Agreement other than Section 3.8(a)), until such time as the amount of interest paid hereunder equals the amount of interest that would have been lawfully contracted, charged or received in the absence of the limitation prescribed by Section 3.8(a).

ARTICLE IV - CONDITIONS PRECEDENT

Section 4.1 Conditions Precedent. Lender shall not be obligated to make any Loan or advance hereunder (including the first) until (i) it shall have received the following documents and items, each duly executed and delivered in form and substance satisfactory to Lender, in its sole and absolute discretion, and (ii) the following requirements have been fulfilled to the satisfaction of Lender, in its sole and absolute discretion.

(a) this Agreement and promissory note evidencing the Loan;

(b) a completed collateral questionnaire and authorization to file financing statements prior to the Closing Date;

(c) a certificate executed by the President and the Secretary of Borrower certifying (i) the names and signatures of the officers of such Person authorized to execute Loan Documents, (ii) the resolutions duly adopted by the Board of Directors (or equivalent governing body) of Borrower authorizing the execution of this Agreement and the other Loan Documents, as appropriate, (iii) the correctness and completeness of the copy of the bylaws (or equivalent governing document) of such Person attached thereto and (iv) the correctness and completeness of the copy of the certificate of incorporation (or equivalent governing document) of such Person attached thereto;

(d) a good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower’s jurisdiction of organization and each jurisdiction where Borrower’s conduct of business or ownership of property necessitates qualification;

(e) a payoff letter and lien release with respect to the Debt to be Repaid (provided, that such payoff letter and lien release shall provide for, among other things, the (x) total satisfaction of the Debt to be Repaid, (y) the discharge of all Liens and guarantees securing the Debt to be Repaid and (z) the release of any and all claims the holder of the Debt to be Repaid may have against Borrower or any guarantee;

(f) a guaranty executed by each Guarantor;

(g) an intellectual property security agreement;

(h) a judicial reference agreement executed by Borrower, each Guarantor and each subordinated creditor;

(i) endorsements naming Lender as an additional insured and lender loss payee on all property insurance and all liability insurance policies of Borrower, as applicable;

(j) establishment of a one or more Collection Accounts for receipts of proceeds of Collateral;

(k) pre-funding verifications of accounts;

(1) satisfactory background checks with respect to all officers and directors of the Borrower;

(m) a Borrowing Base Certificate executed by Borrower making a request for a Loan, prepared as of a date acceptable to Lender;

(n) evidence satisfactory to Lender that after giving effect to (w) the first advance of the Loan, (x) the repayment in full of the Debt to be Repaid, (y) the payment of all fees and expenses incurred by Borrower in connection with the Loan, and (z) the Reserve established by Lender, Borrower shall have Availability of at least $1,000,000, plus an amount sufficient so that no trade payables or taxes are overdue (provided, that for purposes of this clause, trade payables shall be deemed overdue if payment has not been made by Borrower thereon within 60 days of invoice date), and plus an amount sufficient to pay all book overdrafts;

(o) a subordination agreement with respect to any Debt proposed by Borrower as Subordinated Debt and a copy of the instrument evidencing any such debt, in each case duly executed by the applicable parties, including, without limitation the Debt of Seaview AGI Partners, LLC, Galletti SMF Holdings, LLC and the lessor of the Italian operations of Borrower’s Affiliate;

(p) completion of a satisfactory field examination of Borrower, its Collateral and books and records;

(q) completion of a satisfactory review of Borrower’s licenses by counsel to Lender;

(r) a valid landlord’s or warehouseman’s waiver with respect to each location where Collateral and/or books and records of Borrower are located;

(s) company prepared consolidated and consolidating balance sheet of Borrower as of December 31, 2016, and the related statements of profit and loss and cash flows for the monthly period then ended;

(t) such other documents, certificates, opinions, and information that Lender may require; and

(u) approval of the transaction contemplated hereby by the credit committee of Lender.

Section 4.2 Conditions to Subsequent Advances. The obligation of Lender to make any advance subsequent to the initial advance is subject to the following conditions precedent:

(a) Conditions to First Advance. All of the conditions precedent set forth in Section 4.1 have been satisfied.

(b) Borrowing Base Certificate. Lender shall have received from Borrower a Borrowing Base Certificate executed by Borrower prepared as of a date not more than 5 Business Days prior to the date of the requested advance.

(c) Representations and Warranties. The representations and warranties contained in each of the Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct with the same force and effect as though made on and as of the date of such advance (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, true in all material respects with the same force and effect as though made on and as of the date of such advance (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d) Defaults and Events of Default. No Default or Event of Default shall have occurred and be continuing.

(e) Adverse Change. No Material Adverse Change (or event or condition that could reasonably be expected to cause or have a Material Adverse Change) has occurred since the date of the Financial Statements.

(f) Legal Restriction. Such advance or financial accommodation shall not be prohibited by any law or regulation or any order of any court or governmental agency or authority.

(g) No Repudiation. Neither Borrower nor any Obligor shall have repudiated or made any anticipatory breach or repudiation of any of its obligations under any Loan Document.

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BORROWER

Section 5.1 Representations and Warranties. As of the Closing Date and the date of each advance under the Loan, Borrower represents and warrants to Lender as follows:

(a) Organization; Power; Qualification. Borrower is the type of entity identified on Schedule 5.1(a), duly organized, validly existing and in good standing under the laws of state identified on Schedule 5.1(a) and is qualified to do business in each state in which the nature of its properties or its activities requires such qualification, except to the extent the failure to be so qualified could reasonably be expected to have a Material Adverse Change. The jurisdictions in which Borrower is qualified to do business as a foreign entity are listed on Schedule 5.1(a).

Borrower’s federal employer identification number and its organizational number with the Secretary of State of the state of its organization (if issued) are as set forth on Schedule 5.1(a).

(b) Authorization; Enforceability. Borrower has the power and authority to, and is duly authorized to, execute and deliver the Loan Documents to be executed by Borrower. Each of the Loan Documents to which Borrower is a party, constitutes the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights generally.

(c) Subsidiaries, Parents and Affiliates; Ownership. Except as shown on Schedule 5.1(c), Borrower does not have any subsidiaries, parents or other Affiliates. The outstanding Equity Interests of Borrower has been duly and validly issued and are fully paid and nonassessable (to the extent applicable), and the number and owners of such Equity Interests are set forth on Schedule 5.1(c).

(d) Conflicts. Neither the execution and delivery of the Loan Documents, nor consummation of any of the transactions therein contemplated nor compliance with the terms and provisions thereof, will contravene any provision of law or any judgment, decree, license, order or permit applicable to Borrower or will conflict with, or will result in any breach of, any agreement to which Borrower is a party or by which Borrower may be bound or subject, or violate any provision of the organizational documents of Borrower.

(e) Consents and Governmental Approvals. No governmental approval nor any consent or approval of any third Person (other than those which have been obtained prior to the date hereof) is required in connection with the execution, delivery and performance by Borrower of the Loan Documents. Borrower is in compliance with all applicable governmental approvals and permits.

(f) Loans. Borrower has not made any loans or advances to any Affiliate or other Person except for advances authorized hereunder for routine expense allowances in the ordinary course of business and the Permitted Affiliate Loan.

(g) Business. Borrower is engaged principally in the business of the manufacture of frozen food items.

(h) Title; Liens. Except for Permitted Liens, all of the properties and assets of Borrower are free and clear of all Liens, and Borrower has good and marketable title to such properties and assets. Each Lien granted, or intended to be granted, to Lender pursuant to the Loan Documents is a valid, enforceable, perfected, first priority Lien and security interest.

(i) Debt and Contingent Liabilities. As of the Closing Date, set forth on Schedule 5.1(i) is a complete and correct listing of all of Borrower’s (i) Borrowed Debt, and (ii) Contingent Liabilities.

(j) Suits, Actions, Etc. Except as disclosed on Schedule 5.1(j), no litigation, arbitration, governmental investigation, proceeding or inquiry is pending or, to the knowledge of Borrower, threatened against Borrower or that could affect any of the Collateral. No such litigation, arbitration, governmental investigation, proceeding or inquiry could reasonably be expected to result in a Material Adverse Change.

(k) Tax Returns and Payments. All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including property taxes) have been paid prior to the time that such taxes could give rise to a lien therefor.

(1) Financial Condition. Borrower has delivered to Lender copies of the Financial Statements. The Financial Statements fairly present the financial condition of Borrower as of their respective dates and have been prepared in accordance with GAAP (except, with respect to the company prepared statements, for the presentation of footnotes and for applicable normal year-end adjustments). There is no Debt of Borrower which is not reflected in the Financial Statements, and no event or circumstance has occurred since the date of the Financial Statements which has had or could have or result in a Material Adverse Change.

(m) ERISA. Neither Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 5.1(m). Further, (i) no Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Benefit Plan, and (ii) the PBGC has not instituted proceedings to terminate any Benefit Plan. Borrower and each Related Company has satisfied the minimum funding standards under ERISA with respect to its Benefit Plans and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Benefit Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(n) Defaults. No Default or Event of Default has occurred and is continuing.

(o) Borrowing Base Reports. All accounts and inventory included in any Borrowing Base Certificate constitute Eligible Accounts or Eligible Inventory, as appropriate, except as disclosed in such Borrowing Base Certificate.

(p) Locations of Inventory and Equipment. Set forth on Schedule 5.1(p) are (i) the location and address where all inventory and equipment of Borrower is located, except for inventory that is in transit to such location, and (ii) if the facility is leased or is a third party warehouse, processor location, the name of the landlord or such third party warehouseman or processor.

(q) Place of Business. The place of business of Borrower (or if Borrower has more than one place of business, its chief executive office) is at the address or addresses set forth on Schedule 5.1(q) and the books and records relating to the accounts of Borrower are located at the address or addresses set forth on Schedule 5.1(q).

(r) Corporate and Fictitious Names; Trade Names. Except as disclosed on Schedule 5.1(r), Borrower has not, during the preceding five (5) years, (i) been known as or used any other corporate, fictitious or trade names, (ii) been the surviving corporation of a merger or consolidation, or (iii) acquired all or substantially all of the assets of any Person.

(s) Intellectual Property. Schedule 5.1(s) lists all Intellectual Property owned by Borrower. Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, any material conflict with the rights of others.

(t) Payroll Taxes. Borrower has made all payroll tax deposits for all of its employees on or before the date when due.

(u) Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of Borrower.

(v) Permits and Licenses. Borrower has obtained and maintains all permits and licenses necessary for Borrower to conduct its business. To the extent such permits and licenses must be held by individuals, all employees of Borrower required to obtain and maintain permits and licenses necessary for them to conduct Borrower’s business have been obtained and are maintained and current.

(w) Deposit Accounts. Except as may be designated to Lender by Borrower in writing after the Closing Date and approved by Lender in writing, each deposit account of Borrower is listed in Schedule 5.1(w).

(x) Compliance with Laws. Borrower and its Subsidiaries each is in compliance, in all material respects, with Applicable Law.

(y) Material Agreements. Schedule 5.1(y) sets forth all material agreements to which Borrower is a party or is otherwise bound, true, correct and complete copies of which have been delivered to Lender. Schedule 5.1(y) further identifies, as of the Closing Date, each such material agreement that requires consent to the granting of a Lien in favor of Lender on the rights of Borrower thereunder. Borrower is not in default under or with respect to any such material agreement that gives rise to a right of termination by the non-defaulting party and could reasonably be expected to have a Material Adverse Effect.

(z) Non-Regulated Entities. Neither Borrower nor any Affiliate of Borrower is an “Investment Company” within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Federal Power Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur Debt.

(aa) Investment Banking or Finder’s Fees. Borrower has not agreed to pay or is otherwise obligated to pay or reimburse any Person with respect to any investment banking or similar or related fee, underwriter’s fee, finder’s fee or broker’s fee in connection with this Agreement.

(bb) Producer Payables. Borrower has no past-due Producer Payables.

(cc) Sanctions, Anti-Corruption and Anti-Money Laundering Laws. Borrower is not: (a) a Sanctioned Person; (b) controlled by or acting on behalf of a Sanctioned Person; (c) under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions. Borrower: (a) is in compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws; (b) is not, and has not been, under administrative, civil or criminal investigation; and (c) has not received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. The provisions in this Section shall prevail and control over any contrary provisions in this Agreement or in any related documents.

(dd) Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents and none of the statements contained in any Schedule or any report, statement or certificate furnished to Lender by or on behalf of Borrower in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

Section 5.2 Survival of Representations. All representations and warranties by Borrower herein shall be deemed to have been made on the date hereof and the date of each subsequent advance or Loan.

ARTICLE VI - SECURITY INTEREST AND COLLATERAL COVENANTS

Section 6.1 Security Interest. To secure the payment and performance of the Obligations, Borrower hereby mortgages, pledges and assigns to Lender for itself, and as agent for its Affiliates, all of the Collateral and grants to Lender for itself, and as agent for its Affiliates, a security interest and Lien in and upon all of the Collateral. Borrower shall, at Lender’s request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable, in its sole discretion, in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other Liens except for Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral.

Section 6.2 Collection of Accounts.

(a) If Borrower or any Affiliate receives any monies, checks, notes, drafts, and other payments relating to or constituting proceeds of accounts or of any other Collateral, Borrower shall immediately (but in any event within 3 Business Days) deposit such items in kind in the Collection Account fully-endorsed. Borrower shall advise each Account Debtor that remits amounts payable on the accounts or any other Person that remits amounts to Borrower in respect of any of the Collateral by wire transfer or ACH to make such remittances directly to the Collection Account.

(b) Borrower shall establish a Collection Account and shall cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, or of any other Collateral, to be deposited in the Collection Account.

(c) Any payments which are received by Borrower or any Affiliate (including any payment evidenced by a promissory note or other instrument) shall be held in trust for Lender and shall be (i) deposited in the Collection Account, or (ii) delivered to Lender, as promptly as possible in the exact form received, together with any necessary endorsements.

(d) Borrower shall pay all customary fees, costs and expenses in connection with opening and maintaining any Collection Account.

Section 6.3 Verification of Accounts. Lender shall have the right at any time at Borrower’s expense and in its own name, Borrower’s name, or an assumed name to verify the validity, amount or any other matter relating to any accounts.

Section 6.4 Disputes, Returns and Adjustments.

(a) Borrower shall provide Lender with prompt written notice of amounts in excess of $50,000 that are in dispute between any Account Debtor and Borrower.

(b) Borrower shall notify Lender promptly of all returns and credits in respect of any account, which notice shall specify the accounts affected and be included in the Borrowing Base Certificate delivered to Lender in accordance with Section 8.3(d). Borrower shall notify Lender promptly of any pending return or credit in excess of $50,000, and shall specify the account affected, the related Account Debtor and the goods to be returned.

Section 6.5 Invoices. Upon request, Borrower shall deliver to Lender copies of customers’ invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers’ statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to accounts and such other documents and information relating to the accounts as Lender shall specify.

Section 6.6 Ownership; Defense of Title.

(a) Borrower shall defend its title in and to the Collateral and shall defend the security interest of Lender in the Collateral against the claims and demands of all Persons.

(b) Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property, and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, and additions to such properties necessary for the conduct of its business.

Section 6.7 Locations; Organizational Information; Inventory. Borrower shall not change the location of its place of business (or, if it has more than one place of business, its chief executive office) or the place where it keeps its books and records relating to the Collateral or change its name, identity, corporate structure or jurisdiction of organization without giving Lender at least 30 days’ prior written notice thereof. All inventory, other than inventory in transit to any such location, shall at all times be kept by Borrower at one or more of the locations set forth in Schedule 5.1(p). Borrower shall use its best efforts to ensure that all Inventory that is produced in the United States will be produced in compliance with the Fair Labor Standards Act, as amended.

Section 6.8 Records Relating to Collateral.

(a) Borrower shall at all times keep and maintain (i) complete and accurate records of inventory on a basis consistent with past practices of Borrower, itemizing and describing the kind, type and quantity of inventory and Borrower’s cost therefor and a current price list for such inventory, (ii) complete and accurate records of all other Collateral, (iii) a list of all customers of Borrower with names, addresses and phone numbers, (iv) a list of all distributors for each product line included in Borrower’s inventory, (v) a current customer open order report against current inventory, and (vi) a current list of all salesmen and employees of Borrower. Databases containing the foregoing shall at all times be accessible and available to Lender, subject to the terms of Section 6.9.

(b) Borrower will conduct a physical count of all inventory, wherever located, at least annually and make adjustments to its books and records to reflect the findings of such count and such adjustments shall be immediately reported to Lender.

Section 6.9 Inspection. Lender (by any of its officers, employees, or agents) shall have the right at any time or times (with reasonable prior notice to Borrower unless an Event of Default exists) to (a) visit the properties of Borrower, inspect the Collateral and the other assets of Borrower and inspect and make extracts from the books and records of Borrower, all during customary business hours, (b) discuss Borrower’s business, financial condition, results of operations and business prospects with Borrower’s (i) principal officers, (ii) independent accountants and other professionals providing services to Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with Lender’s standard operating procedures relating to the maintenance of confidentiality of confidential information of Borrower), (c) conduct field examinations and otherwise verify the amount, quantity, value, and condition of, or any other matter relating to, any of the Collateral and in this connection review, audit and make extracts from all records and files related to any of the Collateral, and (d) access and copy the records, lists, reports and data bases referred to in Section 6.8. Borrower will deliver to Lender upon request any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with Lender or for Lender to obtain records from any service bureau maintaining records on behalf of Borrower.

Section 6.10 Maintenance. Borrower shall maintain all equipment of Borrower in good and working order and condition, reasonable wear and tear excepted.

Section 6.11 Appraisals. At any time when a Default or Event of Default exists, and also at such other times not more frequently than once a year as Lender requests, Borrower shall, at its expense, provide Lender with appraisals, or updates of appraisals, of any Collateral, prepared by an appraiser acceptable to Lender and on a basis satisfactory to Lender.

Section 6.12 Preservation of Lender’s Rights. To the extent allowed by law, neither Lender nor any of its officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any Collateral or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto or any diminution in the value thereof, or for any act by any other Person. In the case of any instruments and chattel paper included within the Collateral, Lender shall have no duty or obligation to preserve rights against prior parties. The Obligations shall not be affected by any failure of Lender to take any steps to perfect its security interests or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Borrower from any of the Obligations.

Section 6.13 Perfection and Protection of Lender’s Security Interest. Borrower shall perform, at its expense, all actions requested by Lender at any time to perfect, maintain, protect and enforce Lender’s security interest in the Collateral. Without limiting the foregoing, unless Lender agrees otherwise in writing, (a) Borrower will deliver to Lender the originals of all instruments, documents and chattel paper, duly endorsed or assigned to Lender without restriction, and all certificates of title covering any portion of the Collateral for which certificates of title have been issued, together with executed applications for corrected certificates of title and other such documentation as may be requested by Lender, and (b) Borrower shall deliver to Lender such executed documentation as Lender may request in order to perfect its security interest in any letter of credit issued in favor of Borrower. If at any time any Collateral is located on any leased premises not owned by Borrower, then Borrower shall, at the request of Lender, obtain written landlord lien waivers or subordinations with respect to such Collateral, in form and substance satisfactory to Lender. If any Collateral is at any time in the possession or control of any warehouseman, bailee, processor or any other Person other than Borrower, then Borrower shall notify Lender thereof and shall, at the request of Lender, notify such Person (in form and substance satisfactory to Lender) of Lender’s security interest in such Collateral and instruct such Person to hold all such Collateral for Lender’s account subject to Lender’s instructions.

Section 6.14 Power of Attorney. Borrower hereby irrevocably appoints Lender as Borrower’s agent and attorney-in-fact to take any action necessary to preserve and protect the Collateral and Lender’s interests under the Loan Documents or to sign and file any document necessary to perfect Lender’s security interest in the Collateral. Without limiting the foregoing:

(i) Lender shall have the right at any time to take any of the following action, in its own name or in the name of Borrower, whether or not an Event of Default is in existence: (a) make written or verbal requests for verification of the validity, amount or any other matter relating to any Collateral from any Person, (b) endorse Borrower’s name on checks, instruments or other evidences of payment on Collateral, (c) sign and file, in Borrower’s name or in Lender’s name as secured party, any proof of claim or other document in any bankruptcy proceedings of any Account Debtor or obligor on Collateral, (d) access, copy or utilize any information recorded or contained in any computer or data processing equipment or system maintained by Borrower in respect of the Collateral and (e) open mail addressed to Borrower and take possession of checks or other proceeds of Collateral for application in accordance with this Agreement.

(ii) Lender shall have the right at any time to take any of the following action, in its own name or in the name of Borrower, at any time when any Event of Default is in existence: (a) notify any or all Persons which Lender believes may be Account Debtors or obligors on Collateral to make payment directly to Lender, for the account of Borrower, (b) redirect the deposit and disposition of collections and proceeds of Collateral; provided that such proceeds shall be applied to the Obligations as provided by this Agreement, (c) settle, adjust, compromise or discharge Accounts or extend time of payment upon such terms as Lender may determine, (d) notify post office authorities, in the name of Borrower or in the name of Lender, as secured party, to change the address for delivery of Borrower’s mail to an address designated by Lender, (e) sign Borrower’s name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, and (f) clear Inventory through customs in Borrower’s name, in Lender’s name as secured party or in the name of Lender’s designee, and to sign and deliver to customs officials powers of attorney in Borrower’s name for such purpose.

The powers granted under this Section are coupled with an interest and are irrevocable until all Obligations have been paid in full and all commitments of Lender under this Agreement have been terminated. Costs and expenses incurred by Lender in connection with any of such actions by Lender, including attorneys’ fees and out-of-pocket expenses, shall be reimbursed to Lender on demand.

ARTICLE VII - AFFIRMATIVE COVENANTS

So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Borrower covenants and agrees as follows:

Section 7.1 Preservation of Corporate Existence and Similar Matters. Borrower shall preserve and maintain its existence and legal form, and qualify and remain qualified as a foreign entity qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except to the extent the failure to be so qualified could reasonably be expected to have a Material Adverse Change.

Section 7.2 Compliance with Applicable Law. Borrower shall comply with all applicable laws.

Section 7.3 Conduct of Business. Borrower shall engage only in substantially the same businesses conducted by Borrower on the date hereof.

Section 7.4 Payment of Taxes and Claims. Borrower shall pay or discharge when due (a) all taxes, assessments and governmental charges imposed upon it or its properties and (b) all lawful claims which, if unpaid, might become a Lien on any properties of Borrower, except that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books of Borrower in accordance with GAAP.

Section 7.5 Accounting Methods and Financial Records. Borrower shall maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

Section 7.6 Use of Proceeds. Borrower shall (a) use the proceeds of the Loan for (i) the repayment of the Debt to be Repaid, (ii) to fund the Permitted Affiliate Loan, (iii) working capital and general business purposes and (iv) to pay fees owed to Lender and costs and expenses incurred in connection with the transactions contemplated hereby, and (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which would violate Regulation U or Regulation T or X of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

Section 7.7 Hazardous Waste and Substances; Environmental Requirements. Borrower shall comply with all occupational health and safety laws and Environmental Laws.

Section 7.8 Accuracy of Information. All written information, reports, statements and other papers and data furnished to Lender shall be, at the time the same is so furnished, complete and correct in all material respects.

Section 7.9 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, Borrower shall provide promptly to Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct and update such Schedule(s). Notwithstanding the foregoing, the delivery to Lender of a revised or updated schedule shall not constitute a waiver of, or consent to, any Default or Event of Default arising as a result of any erroneous or incorrect information provided in any Schedule previously delivered to Lender.

Section 7.10 ERISA. Borrower shall provide to Lender, as soon as possible and in any event within 30 days after the date that (a) any Termination Event with respect to a Benefit Plan has occurred or will occur, (b) the aggregate present value of the Unfunded Vested Liabilities under all Benefit Plans has increased to an amount in excess of $0, or (c) Borrower is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the president or the chief financial officer of Borrower setting forth the details of such of the events described in clauses (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through (c) as applicable.

Section 7.11 Insurance. Borrower shall keep or cause to be kept adequately insured by financially sound and reputable insurers all of its property usually insured by Persons engaged in the same or similar businesses. Without limiting the foregoing, Borrower shall insure the Collateral of Borrower against loss or damage by fire, theft, burglary, pilferage, loss in transit, business interruption, product recall, and such other hazards as usual and customary in Borrower’s industry or as Lender may specify in amounts and under policies by insurers acceptable to Lender, and all premiums thereon shall be paid by Borrower and copies of the policies delivered to Lender. If Borrower fails to do so, Lender may procure such insurance and charge the cost to Borrower’s account. Each policy of insurance covering the Collateral shall provide that at least 30 days prior written notice of cancellation or notice of lapse must be given to Lender by the insurer (or at least 10 days if the reason for cancellation is for non-payment of premium). All insurance policies required under this Section shall name Lender as an additional named insured and as a lender loss payee, as applicable. Any proceeds of insurance referred to in this Section which are paid to Lender shall be, at the option of Lender in its sole and absolute discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Obligations.

Section 7.12 Payroll Taxes. Borrower shall at all times make all payroll tax deposits (with such deposits being paid to a payroll company, to the applicable taxing authority or to a segregated account) for all of its employees on or before the date when due.

Section 7.13 Notice of Certain Matters. Borrower shall provide to Lender prompt notice of (a) the commencement, to the extent Borrower is aware of the same, of all actions and proceedings in any court against Borrower or any of the Collateral, (b) any amendment of any of the organizational documents of Borrower, including but not limited to certificate of incorporation or bylaws, (c) any change in the business, financial condition, results of operations or business prospects of Borrower and any change in the executive officers of Borrower, (d) any (i) Default or Event of Default, or (ii) event that would constitute a default or event of default by Borrower under any material agreement (other than this Agreement) to which Borrower is a party, (e) the initiation of any litigation, arbitration, governmental investigation or other action or proceeding, and (f) the occurrence of any event causing any account or inventory identified by Borrower to Lender as an Eligible Account of Eligible Inventory to become ineligible for any reason.

Section 7.14 Deposit Accounts. Borrower shall cause Lender to at all times have control (as defined by Section 9.104 of the UCC) with respect to each deposit account of Borrower other than any deposit account solely maintained for paying payroll and related withholding taxes.

Section 7.15 Producer Payables. Borrower shall pay all Producer Payables within 10 days after such accounts payable are invoiced.

ARTICLE VIII - FINANCIAL AND COLLATERAL REPORTING

So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Borrower covenants and agrees as follows:

Section 8.1 Financial Statements.

(a) Reviewed Year-End Statements. As soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, Borrower shall furnish to Lender copies of the reviewed consolidated and consolidating balance sheet of Borrower and its subsidiaries as of the end of such fiscal year and the related reviewed consolidated and consolidating statements of income, shareholders’ equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of Borrower and its subsidiaries, along with management’s summary written overview and analysis of the results for such fiscal year, together with a report certified by independent certified public accountants selected by Borrower and reasonably acceptable to Lender, and a listing of any adjusting entries. In addition, on or before such date, Borrower shall provide Lender with copies of all management reports received from its certified public accountants.

(b) Monthly Financial Statements. As soon as available, but in any event within 30 days after the end of each month, Borrower shall furnish to Lender copies of the company prepared consolidated and consolidating balance sheet of Borrower and its subsidiaries as of the end of such month and the related company prepared consolidated and consolidating income statement and statement of cash flow of Borrower and its subsidiaries for such month and for the portion of the fiscal year of Borrower through such month, along with management’s summary written overview and analysis of the results for such month, certified by the chief financial officer of Borrower as presenting fairly the financial condition and results of operations of Borrower and its subsidiaries as of the date thereof and for the periods ended on such date, subject to normal year-end adjustments.

(c) Projected Financial Statements. Not more than 60 days, and not less than 30 days prior to the end of each fiscal year of Borrower, Borrower shall furnish to Lender forecasted financial statements, prepared by Borrower, consisting of consolidated and consolidating balance sheets, cash flow statements and income statements of Borrower and its subsidiaries, reflecting projected borrowing hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period until the next fiscal year end.

All such financial statements shall be complete and correct in all material respects and all such financial statements referred to in clauses (a) and (b) shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein. Further, all such financial statements shall be in a form acceptable to Lender.

Section 8.2 Compliance Certificate. Together with each delivery of financial statements required by Sections 8.1(a) and (b), Borrower shall furnish to Lender a certificate of Borrower’s president or chief financial officer in the form of Exhibit B or otherwise in a form acceptable to Lender.

Section 8.3 Collateral Information and Reports.

(a) Schedules of Accounts. Within 15 days after the end of each month, Borrower shall furnish to Lender a Schedule of Accounts listing all accounts of Borrower as of the last Business Day of such month setting forth (i) the name of each Account Debtor together with account balances detailed by invoice number, amount (and any applicable rebate or discount), invoice date and terms, (ii) aging of all accounts setting forth accounts 30 days past the invoice date or less, accounts over 30 days past the invoice date but less than 61 days past the invoice date, accounts over 60 days past the invoice date but less than 91 days past the invoice date, accounts over 90 days past the invoice date and less than 121 days past the invoice date and accounts over 120 days past the invoice date, and (iii) a reconciliation of the Schedule of Accounts to the Borrowing Base Certificate as of the most recent month end and Borrower’s general ledger as of such month end.

(b) Schedules of Accounts Payable. Within 15 days after the end of each month, Borrower shall furnish to Lender a schedule of accounts payable of Borrower as of the last Business Day of such month setting forth (i) a detailed aged trial balance of all of Borrower’s then existing accounts payable, specifying the name of and the balance due to each creditor and (ii) a reconciliation to the schedule of accounts payable to Borrower’s general ledger as of such month end. Concurrently with the delivery of each Borrowing Base Certificate, Borrower will deliver a schedule of all Producer Payables specifying the name, balance due and an aging.

(c) Schedule of Inventory. Within 15 days after the end of each month, Borrower shall furnish to Lender (i) (A) a Schedule of Inventory, based upon Borrower’s perpetual inventory, as of the last Business Day of such month, itemizing and describing the kind, type, quantity and location of all inventory of Borrower and the cost thereof with a summary of inventory by category, (B) a detailed statement of all inventory that is not located on the premises described on Schedule 5.1(p), and (C) an inventory turnover report, in form and substance acceptable to Lender, and (ii) a reconciliation of the Schedule of Inventory to the Borrowing Base Certificate as of the most recent month end and Borrower’s general ledger as of such month end.

(d) Borrowing Base Certificate. Not less often than weekly, Borrower shall furnish to Lender a Borrowing Base Certificate prepared as of the close of business on the last Business Day of such week, along with supporting documentation, in form and substance satisfactory to Lender (including but not limited to information on sales, credits, collections, adjustments and inventory changes).

(e) Certification. Each of the schedules and certificates delivered to Lender by Borrower pursuant to this Section 8.3 shall be in a form acceptable to Lender and shall be signed and certified by the president, chief financial officer or treasurer of Borrower to be true, correct and complete as of the date indicated thereon. In the event that any of such schedules or certificates are delivered electronically or without signature, such schedules and/or certificates shall, by virtue of their delivery, be deemed to have been signed and certified by the president of Borrower to be true, correct and complete as of the date indicated thereon.

(f) Other Information. Lender may, in its sole and absolute discretion, from time to time require Borrower to deliver the schedules and certificates described in Section 8.3 more or less often and on different schedules than specified in such Section. Borrower shall also furnish to Lender such other additional information as Lender may from time to time request.

ARTICLE IX - NEGATIVE COVENANTS

So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Borrower covenants and agrees as follows:

Section 9.1 Financial Covenants. Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

(a) Minimum Tangible Net Worth. Borrower shall not, directly or indirectly, permit its consolidated Tangible Net Worth at any time to be less than the Tangible Net Worth Requirement. As used herein, the term “Tangible Net Worth Requirement” shall mean negative two hundred fifty six thousand dollars (-$256,000) from the date of this Agreement to the date of Lender’s receipt of Borrower’s reviewed financial statements pursuant to Section 8.1(a) (the “Annual Adjustment Date”), and (ii) as of each Annual Adjustment Date, the Tangible Net Worth Requirement will be adjusted upward by fifty percent (50%) of Borrower’s positive Net Income for the immediately preceding fiscal year as reflected in Borrower’s reviewed financial statements; provided, that the Tangible Net Worth Requirement will not be adjusted down for any losses.

(b) Minimum Fixed Charge Coverage Ratio. Borrower’s Fixed Charge Coverage Ratio as of each month-end shall be at least 1.10 to 1.00.

(c) Maximum Non-Financed Capital Expenditures. Borrower’s Non-Financed Capital Expenditures shall not exceed $50,000 in any fiscal year.

Section 9.2 Prohibited Distributions and Payments, Etc. Borrower shall not, directly or indirectly, declare or make any Restricted Payment.

Section 9.3 Debt. Borrower shall not, directly or indirectly, create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Debt other than Permitted Debt.

Section 9.4 Liens. Borrower shall not, directly or indirectly, create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of Borrower, real, personal or mixed, tangible or intangible, other than Permitted Liens.

Section 9.5 Loans. Borrower shall not make any loans or advances to or for the benefit of any Person (other than the Permitted Affiliate Loan), including, without limitation, officer, director, manager, shareholder, member, or partner of Borrower except advances for routine expense allowances in the ordinary course of business and consistent with past practice. Borrower shall not make any payment on any obligation owing to or by any officer, director, manager, shareholder, member, partner or Affiliate of Borrower, except for payments of salary in the ordinary course consistent with past practice and Restricted Payments permitted pursuant to Section 9.2.

Section 9.6 Merger, Consolidation, Sale of Assets, Acquisitions. Borrower shall not, directly or indirectly, merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any assets to any Person (other than sales of inventory in the ordinary course of business) or acquire all or substantially all of the assets of any Person or the assets constituting the business or a division or operating unit of any Person.

Section 9.7 Transactions with Affiliates. Borrower shall not, directly or indirectly, effect any transaction with any Affiliate on a basis less favorable to Borrower than would be the case if such transaction had been effected with a Person not an Affiliate, unless expressly permitted by Section 9.2; provided that in no event shall Borrower enter into any lease with any Affiliate.

Section 9.8 Contingent Liabilities. Borrower shall not, directly or indirectly, become or remain liable with respect to any Contingent Liabilities in respect of Debt not permitted by Section 9.3.

Section 9.9 Operating Leases. Borrower shall not, directly or indirectly, suffer to exist or enter into any lease (other than a Capitalized Lease) which would cause the annual payment obligations of Borrower under all leases (other than Capitalized Leases) to exceed $250,000 in the aggregate.

Section 9.10 Benefit Plans. Borrower shall not, directly or indirectly, permit, or take any action which would cause, the Unfunded Vested Liabilities under all Benefit Plans of Borrower to exceed $0.

Section 9.11 Sales and Leasebacks. Borrower shall not, directly or indirectly, enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by Borrower to such Person.

Section 9.12 Investments. Borrower shall not, directly or indirectly, make or acquire any Investment, except for Permitted Investments.

Section 9.13 Amendments. Borrower shall not amend or modify, or permit any amendment or modification to, whether orally, in writing, or otherwise, to any agreement evidencing or relating to Subordinated Debt.

Section 9.14 No Restrictions on Subsidiary Distributions. Borrower will not permit directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Person to pay dividends or make any other distribution on any of such Person’s equity interests owned by Borrower.

Section 9.15 Collateral Locations. Except for Inventory in transit to Borrower in the ordinary course of business, Borrower will not maintain any Collateral at any location other than those locations listed on Schedule 5.1(p) unless it gives Lender at least 30 days’ prior written notice thereof and delivers or causes to be delivered to Lender all documents that Lender reasonably requests in connection therewith, including without limitation, in the case of any leased location, an access and waiver agreement, signed by the owner of such location, in form and substance satisfactory to Lender.

Section 9.16 USA Patriot Act. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower or (b) fail to provide documentary and other evidence of Borrower’s or its corporate officers’ identities as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any Applicable Law, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. §5318.

Section 9.17 SANCTIONS. Borrower shall not: (a) use any of the Loan proceeds for the purpose of: (i) providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person; or (ii) providing financing to or otherwise funding any transaction which would be prohibited by Sanctions or would otherwise cause Lender or Borrower, or any entity affiliated with Lender or Borrower, to be in breach of any Sanction; or (b) fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause Lender or Borrower, or any Person affiliated with Lender or Borrower, to be in breach of any Sanction. Borrower shall notify Lender in writing not more than one (1) Business Day after becoming aware of any breach of this Section.

ARTICLE X - DEFAULT

Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

(a) the failure or refusal of Borrower to make any payment of the Obligations when due;

(b) the failure of any Obligor to properly observe or perform any obligation, agreement, covenant, or other provision contained in this Agreement or in any other Loan Document;

(c) the occurrence of any default or event of default under any of the other Loan Documents;

(d) any representation or warranty contained herein or in any of the other Loan Documents is false or misleading in any material respect when made or deemed made;

(e) an Obligor shall at any time (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of such Obligor or of all or a substantial part of such Obligor’s assets, (ii) file a voluntary petition in bankruptcy, (iii) admit in writing that such Obligor is unable to pay its debts as they become due, (iv) make a general assignment for the benefit of creditors, (v) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency proceeding, or (vi) take corporate, company or partnership action for the purpose of effecting any of the foregoing;

(f) at any time, either (i) an involuntary petition or complaint shall be filed against any Obligor seeking its bankruptcy or reorganization or appointment of a receiver, custodian, trustee, intervenor or liquidator of such Obligor, or of all or substantially all of such Obligor’s assets, which such Obligor shall acquiesce to or fail to have dismissed within thirty (30) days, or (ii) an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Obligor or appointing an intervenor or liquidator of such Obligor, or of all or substantially all of its assets;

(g) Borrower ceases operations or commences liquidation of its assets;

(h) any money judgment in excess of $25,000 (net of insurance coverage as to which the insurer has been notified of such judgment and has accepted coverage in writing) is rendered against Borrower that is not paid within thirty (30) days, or the failure, within a period of ten (10) days after the commencement thereof, to have discharged any attachment, sequestration, or similar proceedings against Borrower’s assets;

(i) the occurrence of a default or event of default under any other Debt of Borrower which Debt exceeds $25,000;

(j) a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $100,000;

(k) an Obligor or any of its senior officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act, each as amended) that could lead to forfeiture of any material Property or any Collateral;

(l) Lender shall cease to have a valid, perfected and first priority Lien on any of the Collateral, except as otherwise expressly permitted herein or consented to in writing by Lender;

(m) any guarantor of the Obligations, or such guarantor’s successors, heirs, or personal representatives, shall (i) repudiate its or his obligations under, or commit an anticipatory breach of, its guaranty executed for the benefit of Lender or (ii) attempt to terminate such guaranty, or (iii) commence any legal proceeding to terminate or hold invalid in any respect such guaranty;

(n) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs or Borrower ceases operations or commences liquidation of its assets;

(o) the occurrence of a Change of Control; or

(p) a Material Adverse Change shall occur, as determined by Lender in its sole judgment, or the occurrence of any event which, in Lender’s sole judgment, could have a Material Adverse Change.

Section 10.2 Remedies.

(a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default with respect to Borrower under Section 10.1(e) or ID, (i) the principal of and the accrued interest on the Loans at the time outstanding, and all other amounts owed to Lender under this Agreement or any of the Loan Documents and all other Obligations, shall thereupon become due and payable without presentment, demand, protest, notice of protest and non-payment, notice of default, notice of acceleration or intention to accelerate, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the commitment of Lender to make Loans hereunder shall immediately terminate.

(b) Other Remedies. Without limiting the terms of Section 10.2(a) above, if any Event of Default shall have occurred and be continuing, Lender, in its sole and absolute discretion, may (i) declare the principal of and accrued interest on the Loans at the time outstanding, and all other amounts owed to Lender under this Agreement or any of the Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest, notice of protest and non-payment, notice of default, notice of acceleration or intention to accelerate, or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding; (ii) terminate any commitment of Lender to make Loans hereunder; (iii) enter upon any premises where Collateral is located; and (iv) exercise any or all rights and remedies available under the Loan Documents, at law and/or in equity including, without limitation, the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable). Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification.

Section 10.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied to the payment of the Obligations (with Borrower remaining liable for any deficiency) in any order which Lender may elect with the balance (if any) paid to Borrower or to whomsoever is entitled thereto.

Section 10.4 Miscellaneous Provisions Concerning Remedies.

(a) Rights Cumulative. The rights and remedies of Lender under the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising such rights and remedies, Lender may be selective and no failure or delay by Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b) Waiver of Marshaling. Borrower hereby waives any right to require any marshaling of assets and any similar right.

Section 10.5 Trademark License. All trademarks, patents, copyrights, service marks and licenses owned by Borrower and all trademarks, patents, copyrights, service marks and software licensed by Borrower, are listed on Schedule 5.1(s). Borrower hereby grants to Lender the nonexclusive right and license to use all of the trademarks, patents, copyrights, service marks and licenses described on Schedule 5.1(s) and any other trademarks, patents, copyrights, service marks and licenses now or hereafter used by Borrower, following the occurrence and during the continuance of an Event of Default, for the purposes set forth in Section 10.2 and for the purpose of enabling Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of Lender’s rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademarks, patents, copyrights, service marks and licenses. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to Borrower or any other Person by Lender.

ARTICLE XI - MISCELLANEOUS

Section 11.1 Notices.

(a) Method of Communication. All notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal; provided that in the case of notices to Lender, Lender shall be charged with knowledge of the contents thereof only when such notice is actually received by Lender. A telephonic notice to Lender as understood by Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

(b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

If to Borrower:	Ittella International, Inc. 6305 Alondra Blvd. Paramount, CA 90723 Attn: Salvatore Galletti

If to Lender:

Marquette Business Credit, LLC Premier Place, Suite 1900

5910 N. Central Expressway Dallas, Texas 75206

Attention: Portfolio Manager, URGENT Facsimile No.: (214) 389-5901

with a complete copy to:

Marquette Business Credit, LLC

333 South Grand Avenue, Suite 2200

Los Angeles, California 90071

Fax No. (213) 625-7875

Attention: Portfolio Manager, URGENT

Section 11.2 Expenses. Within 10 days after presentation of an invoice for such costs and expenses, outlining such items in reasonable detail, Borrower agrees to pay or reimburse all costs and expenses incurred by Lender arising out of or in connection with this Agreement and the Loans including, without limitation, (a) the reasonable fees and expenses of counsel in connection with the negotiation, preparation, execution, delivery, amendment, enforcement and termination of this Agreement and each of the other Loan Documents, (b) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents, (c) the costs and expenses of appraisals of the Collateral on such basis as Lender shall from time to time request; provided that Borrower shall not be liable for the cost and expense of more than one appraisal per calendar year pursuant to this Section, so long as no Event of Default has occurred and is continuing, (d) the costs and expenses of lien searches, (e) all stamp, registration, recordation and similar taxes, fees or charges related to the Collateral and charges of filing financing statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the security interest of Lender, (f) costs and expenses related to the preparation, execution and delivery of any waiver, amendment, supplement or consent by Lender relating to this Agreement or any of the Loan Documents, (g) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of Borrower under the Loan Documents that Borrower fails to pay or take, (h) costs of inspections and verifications of the Collateral, including, without limitation, $1,000 per diem per examiner plus out of pocket expenses for travel, lodging, and meals arising in connection with inspections and verifications of the Collateral and Borrower’s operations and books and records by Lender’s employees and agents, (i) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each account of Borrower maintained with Lender or owned by Lender for the benefit of Borrower and each Collection Account, (j) the costs of Borrower’s monthly access to “StuckyNet”, which fee is currently $100.00 per month (k) costs and expenses of preserving and protecting the Collateral, (1) costs and expenses related to consulting with and obtaining opinions and appraisals from one or more Persons, including personal property appraisers, accountants and lawyers, concerning the value of any Collateral for the Obligations or related to the nature, scope or value of any right or remedy of Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons, and (m) costs and expenses paid or incurred to obtain payment of the Obligations, enforce the security interest of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by Lender. Borrower hereby authorizes Lender to debit Borrower’s loan account by increasing the principal amount of the Loan, or deduct from Borrower’s accounts maintained with any Affiliate of Lender, the amount of any costs, fees and expenses owed by Borrower when due.

Section 11.3 Setoff. In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default, Lender and any participant with Lender in the Loans are hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Debt evidenced by certificates of deposit, whether matured or unmatured) and any other Debt at any time held or owing by Lender or any participant to or for the credit or the account of Borrower against and on account of the Obligations irrespective of whether or not (a) Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) Lender shall have declared any or all of the Obligations to be due and payable as permitted by Section 10.2 and although such Obligations shall be contingent or unmatured.

Section 11.4 Venue; Service of Process. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN LENDER AND BORROWER BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN LENDER AND BORROWER MAY BE BROUGHT AND LITIGATED IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, HAVING JURISDICTION. BORROWER AND LENDER WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA. Borrower expressly waives personal service of the summons and complaint or other process or papers issued therein and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to Borrower at its address referenced in Section 11.1, which service shall be deemed to have been made on the date that receipt is deemed to have occurred for registered or certified mail as provided in Section 11.1.

Section 11.5 Assignment: Participation. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement. Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder and under this Agreement and any promissory notes issued pursuant hereto and, in connection with any such assignment or sale of a participation, may assign its rights and obligations under the Loan Documents. Borrower agrees that Lender may provide any information that Lender may have about Borrower or about any matter relating to this Agreement to any of its Affiliates or their successors, or to any one or more purchasers or potential purchasers of any of its rights under this Agreement or any one or more participants or potential participants.

Section 11.6 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 11.7 Performance of Borrower’s Duties. If Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of Lender or in the name and on behalf of Borrower, and Borrower hereby irrevocably authorizes Lender so to act.

Section 11.8 Indemnification. Borrower shall reimburse Lender and its Affiliates and their respective officers, employees, directors, shareholders, agents and legal counsel (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) for all reasonable costs and expenses, including legal fees and expenses, incurred and shall indemnify and hold the Indemnified Parties harmless from and against all losses suffered by any Indemnified Party, other than losses resulting from an Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, in connection with (a) the exercise by Lender or any of its Affiliates of any right or remedy granted to it under this Agreement or any of the Loan Documents or at law, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between Borrower and Lender in which Borrower prevails in a final non-appealable judgment, and (c) the collection or enforcement of the Obligations or any of them. BORROWER AND LENDER EXPRESSLY INTEND THAT THE FOREGOING INDEMNITY SHALL COVER, AND THAT BORROWER SHALL INDEMNIFY AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST, COSTS, EXPENSES AND LOSSES SUFFERED AS A RESULT OF THE NEGLIGENCE OF ANY INDEMNIFIED PARTY.

Section 11.9 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to Lender and any Persons designated by Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or Lender has any obligations to make the Loan hereunder.

Section 11.10 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.11 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND OF ANY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND OF ANY ISSUE RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA NOT INCLUDING CONFLICTS OF LAWS RULES.

Section 11.12 Jury Waiver. BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER AND LENDER’S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER OR BETWEEN BORROWER AND ANY AFFILIATE OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

Section 11.13 Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. A facsimile or digital copy of any signed Loan Document, including this Agreement, shall be deemed to be an original thereof. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.14 Time is of the Essence. Time is of the essence of this Agreement and the other Loan Documents.

Section 11.15 Waiver of Consumer Rights. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT IT (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, (B) BORROWER HAS BEEN ADVISED BY LENDER TO SEEK THE ADVICE OF AN ATTORNEY AND AN ACCOUNTANT IN CONNECTION WITH THIS LOAN, AND (C) BORROWER HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY AND ACCOUNTANT OF BORROWER’S CHOICE IN CONNECTION WITH THIS LOAN.

Section 11.16 Patriot Act Notice. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, residential address, date of birth, and other information that will allow Lender to identify Borrower, and if Borrower is not an individual, Lender will ask for Borrower’s name, employer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

Section 11.17 Press Releases and Related Matters. Borrower consents to the publication by Lender of customary advertising material relating to the transactions contemplated by this Agreement and the other Loan Documents, including on the website of Lender or its Affiliates, using Borrower’s name, product photographs, logo or trademark, subject to Lender’s prior notice to Borrower of such advertising material.

[Signature Pages Follow]

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

ITTELLA INTERNATIONAL, INC.

By:	/s/ Sal Galletti
Name:	Sal Galletti
Title:	CEO

MARQUETTE BUSINESS CREDIT, LLC

By:	/s/ Xavier Gannon
Name:	Xavier Gannon
Title:	Senior Vice President

EXHIBIT A

BORROWING BASE CERTIFICATE

[to be provided by Marquette]

EXHIBIT B

COMPLIANCE CERTIFICATE

(LOAN AND SECURITY AGREEMENT)

Dated: ___________, 20_____ (the “Measurement Date”)

TO:	Marquette Business Credit, LLC.

Premier Place, Suite 1900

5910 N. Central Expressway

Dallas, Texas 75206

The undersigned hereby certifies to you that on the Measurement Date, pursuant to Section 8.2 of the Loan and Security Agreement dated as of September 25, 2017 (as the same has been or may be amended, restated, extended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), between ITTELLA INTERNATIONAL, INC., a California corporation (“Borrower”) and MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Marquette”), the following are true, complete and correct:

1. Financial Covenants:

	Required	Actual	Compliant (Y/N)
(a) Minimum Tangible Net Worth	≥ __________	__________	__________
(b) Minimum Fixed Charge Coverage Ratio	≥ [__________]	__________	__________
(c) Maximum Non-Financed Capital Expenditures	≤ [__________]	__________	__________

The foregoing actual figures have been determined in accordance with the definitions set forth under the Loan Agreement. The calculations for arriving at such actual figures are attached to this Compliance Certificate.

2. As of the Measurement Date and except as set forth below: (i) all of the representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents are correct and complete in all material respects, except for those that speak as of a particular date and except as set forth in reasonable detail below; (ii) Borrower is in compliance in all material respects with all of its respective covenants and agreements in the Loan Agreement and the other Loan Documents; and (iii) no Default or Event of Default exists or existed during the period covered by the financial statements delivered in connection herewith.

3. If applicable, the corrective action taken or proposed to be taken to prevent or cure such Default or Event of Default, or with respect to such representation or warranty which is not materially correct or complete, or with respect to such covenant which has not been materially complied with, as applicable, is as follows:

4. The financial statements submitted as of this date have been prepared in accordance with GAAP, other than the absence of footnotes and the absence of normal year-end adjustments, and fairly present, in all material respects, the financial condition and results of operations of Borrower as of the dates and for the periods indicated therein. All reports submitted as of this date are true, complete and correct in all material respects.

Any and all initially capitalized terms set forth in this certificate without definition shall have the respective meanings ascribed thereto in the Loan Agreement.

ITTELL A INTERNATIONAL, INC.

By:
Name:
Title:

SCHEDULE 1.1

TORT CLAIMS

N/A

SCHEDULE 5.1(a)

ORGANIZATION: POWER; QUALIFICATION

FEDERAL IDENTIFICATION NO. 54-2135710

STATE IDENTIFICATION NO. C-2498519

SCHEDULE 5.1(c)

SUBSIDIARIES, PARENTS AND AFFILIATES; CAPITALIZATION

N/A

SCHEDULE 5.1(1)

DEBT AND GUARANTESS

Loan 414 Community Bank	$500,000.00
Loan 499 Community Bank	$23,518.00
Loan 501 Community Bank	$21,774.00
Loan 543 Community Bank	$149,827.00
Seaview AGI Partners, LLC	$50,000.00
Salvatore Galletti, an Individual	$150,000.00
Salvatore Galletti, an Individual	$427,990.00
Accrual Interest to Loan	$58,396.00

SCHEDULE 5(j)

LITIGATION

N/A

SCHEDULE 5.1(m)

ERISA

SCHEDULE 5.1(p)

LOCATIONS OF INVENTORY AND EQUIPMENT

ITTELLA INTERNATIONAL, INC.
6305 ALONDRA BLVD.
PARAMOUNT, CA 90723

AMERICOLD FOGELSVILLE
7150 AMBASSADOR DRIVE
ALLETNOWN PA 18106

AMERICOLD DALLAS
5140 CATON DRIVE
DALLAS TX 95227

AMERICOLD BELVIDERE
6765 UNRIB DRIVE
VELVIDERE. IL 61008

AM ERICOLD ATLANTA
6500 TRADE WATER PKWY
ATALNTA, GA 30336

US GROWERS

3141 E.44TH STREET
VERNON. CA 90058

CASESTACK C/O KANE IS ABLE
STAUFFER INDUSTRIAL PARK DC#6
SCRANTON PA 18517

SCHEDULE 5.1(q)

PLACE OF BUSINESS

PARAMOUNT BUSINESS PARK CENTER

6305 ALONDRA BLVD.

PARAMOUNT, CA 90723

SCHEDULE 5.1(r)

CORPORATE AND FICTITIOUS NAMES; TRADE NAMES

ITTELLA

ITTELLA FOODS

STONEGATE FOODS

TATTOOED CHEF

SCHEDULE 5.1(s)

INTELLECTUAL PROPERTY

CAULIFLOWER PIZZA CRUST (PATTON)

ITTELLA FOODS.COM (WEBSITE)

TATTOOED CHEF ™

1TTELLA FOODS ™

SCHEDULE 5.1(w)

DEPOSIT ACCOUNTS

COMMUNITY BANK	2004002247

COMMUNITY BANK FX	301231

BANK OF AMERICA	4957601389

UMB	9872220749

UMB (ITTELLA CHEF)	9872220943

SCHEDULE 5.1(y)

MATERIAL AGREEMENTS

N/A

SCHEDULE 9.3

PERMITTED LIENS

N/A